UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2011 (July 8, 2011)

HUBEI MINKANG PHARMACEUTICAL LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53231	26-2410685
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

55 Ubi Ave. 3, #03-01, Mintwell Building	408864
Singapore	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code   +65-6747-7883

2808 Cowan Circle, Las Vegas, NV  89107
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Explanatory Note

This amendment to our current report on Form 8-K/A (Amendment No. 1) is being filed in response to comments and guidance that we have received from staff at the Securities and Exchange Commission. The purpose of this amendment is to revise or expand our disclosure in this Form 8-K/A (Amendment No. 2) and the attached financial statements.

Cautionary Statement Concerning Forward-Looking Information

This current Form 8-K contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.  These risks and uncertainties include: a continued downturn in international economic conditions; any adverse occurrence with respect to our patented technology; our ability to bring new products to market; market demand for our products; shifts in industry capacity; product development or other initiatives by our competitors; fluctuations in the availability and cost of materials required to produce our products; potential negative financial impact from claims, lawsuits and other legal proceedings or challenges; and other factors beyond our control.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report on Form 8-K, the terms “Company”, “we”, “us” and “our” mean Hubei Minkang Pharmaceutical Ltd. and its direct and indirect wholly-owned subsidiaries, HBMK Pharmaceutical Limited and Hubei Minkang Pharmaceutical Co., Ltd.  All dollar amounts refer to United States dollars unless otherwise indicated.

Item 2.01 Completion of Acquisition of Assets

On July 8, 2011, we entered into a share exchange agreement with HBMK Pharmaceutical Limited (“HBMK”), a BVI corporation, and all of the shareholders of HBMK (the “Vendors”), which was disclosed in the Company's Form 8-K filed on July 11, 2011.  The closing of the share exchange agreement occurred on September 21, 2011.  Pursuant to the terms of the share exchange agreement, we acquired all of the issued and outstanding shares of capital stock of HBMK from the Vendors in exchange for the issuance of 33,500,000 shares of our common stock to the Vendors on a pro rata basis in accordance with each Vendor’s percentage ownership in HBMK.

As a result of the closing of the share exchange agreement, HBMK has become our direct wholly-owned subsidiary and Hubei Minkang Pharmaceutical Co., Ltd. has become our indirect wholly-owned subsidiary as HBMK is the sole owner of Hubei Minkang Pharmaceutical Co., Ltd., a company organized under the laws of the People’s Republic of China.

The securities of our company issued to the Vendors upon the closing of the share exchange agreement have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

The foregoing description of the share exchange agreement does not purport to be complete and is qualified in its entirety by reference to the share exchange agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

We have determined to treat the acquisition of HBMK as a reverse acquisition for accounting purposes and, as such, we have experienced a deemed year end change and will go forward using HBMK’s year end of December 31.  As a result, our next Form 10-Q filing for the three and nine months ended September 30, 2011 and subsequent filings will be based on a December 31 fiscal year end.

BUSINESS

Corporate Overview

Our principal executive office is located at 55 Ubi Ave. 3, #03-01, Mintwell Building, Singapore  408864.  Our telephone number is (+65) 6747-7883.  Our common stock is quoted on the OTC Bulletin Board under the symbol “HBMK”.

Hubei Minkang Pharmaceutical Ltd. was incorporated in the State of Nevada on April 17, 2006, under the name DGT Corp.  Our shares of common stock were quoted for trading on the Over-the-Counter Bulletin Board (the “OTCBB”) on December 22, 2006, under the symbol “DGTR”.  On September 20, 2007, our Company and its wholly owned subsidiary, Blackrock Petroleum Corp. merged and our name changed to Blackrock Petroleum Corp.  Our trading symbol on the OTCBB was changed to “BRPC”.  On May 21, 2008, we underwent another merger with our wholly owned subsidiary Nexgen Petroleum Corp.  At that time our name was changed to Nexgen Petroleum Corp. and our trading symbol on the OTCBB was changed to “NXPE” effective June 9, 2008.  On October 20, 2010, we merged with our wholly owned subsidiary, Hubei Minkang Pharmaceutical Ltd., and as result of such merger our name changed to Hubei Minkang Pharmaceutical Ltd. and our trading symbol on the OTCBB was changed to “HBMK” effective October 21, 2010.

Effective September 20, 2007, a forward stock split of our authorized, issued and outstanding common stock was undertaken on a fifteen (15) to one (1) basis.  As a result, our authorized capital increased from 90,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001 to 1,350,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001.  Our issued and outstanding share capital increased from 9,000,000 shares of common stock to 135,000,000 shares of common stock.

On April 18, 2008, Mr. Hsien Loong Wong, President, CEO and a director of the Company, who held in aggregate 94,500,000 post forward stock split shares of common stock of the Company, voluntarily agreed to surrender for cancellation in aggregate 80,000,000 shares of common stock in order to encourage equity investment into the Company.  The cancellation of these 80,000,000 shares took place on April 18, 2008, resulting in Mr. Wong reducing his share holdings to only 14,500,000 shares registered in his name.

Effective October 20, 2010, a reverse stock split of our authorized, issued and outstanding common stock was undertaken on a one (1) to eight (8) basis.  As a result, our authorized capital decreased from 1,350,000,000 shares of common stock with par value of $0.001 per share and 10,000,000 shares of preferred stock with par value of $0.001 per share to 168,750,000 shares of common stock with par value of $0.001 per share and 10,000,000 shares of preferred stock with par value of $0.001 per share.  As at October 20, 2010, our issued and outstanding capital decreased from 64,765,941 shares of common stock to 8,095,747 shares of common stock.

General Development of the Business

When we operated as DGT Corp., we were in the business of providing professional digital photo editing services for photo studios.  However, in late 2007 we changed our business plan and focused our activities on the oil and gas industry as an exploration stage corporation.  We intended to acquire interests in leases for oil and gas prospects either through farmout arrangements, participation arrangements or the straight acquisition of oil and gas interests, and then drill exploratory and development wells with the help of other industry participants.  We did not operate or intend to operate any properties.  With respect to the projects that we participated in, we provided the operator with timely funding for our proportionate share of costs as well as with technical input on how best to develop the property.  However, as we were not as successful as hoped at developing our oil and gas interests in Morgan County, Tennessee up to the time immediately prior to the closing of the share exchange agreement and had no sources of revenue from our business plan, we determined to seek out a new business opportunity to increase value for our shareholders.

HBMK Pharmaceutical Limited and Hubei Minkang Pharmaceutical Co., Ltd.

HBMK Pharmaceutical Limited

HBMK Pharmaceutical Limited was incorporated on June 29, 2010 pursuant to the laws of the British Virgin Islands.  As a result of the closing of the share exchange agreement, the Company is the sole shareholder of HBMK Pharmaceutical Limited (“HBMK”).  HBMK’s directors are Lee Tong Tai, Ang Siew Khim, Koh Sock Hua and Lee Tong Jiuh.  Pursuant to a share purchase agreement between HBMK and Sensori Holdings (S) Pte. Ltd., a Singapore corporation, dated August 28, 2010, HBMK acquired all of the registered capital of Hubei Minkang Pharmaceutical Co., Ltd., which share purchase agreement closed on October 12, 2010.

Hubei Minkang Pharmaceutical Co., Ltd.

On December 11, 2003, Hubei Provincial Foreign Economic and Trade Department issued the Approval Reply for the establishment of a foreign solely invested company Hubei Minkang Pharmaceutical Company Limited, E Wai Jing Mao Shen [2003] No. 121.  On the same day, Hubei Provincial Foreign Trade and Economic Cooperation Department issued Certificate of Approval for Establishment of Enterprises with Foreign Investment in the People's Republic of China, Wai Jingmao E Shen [2003] No. 4509.

On December 18, 2003, Hubei Minkang Pharmaceutical Co. Ltd. (“Hubei Minkang PRC”) was established upon the issuance of Enterprises Business Licenses by Yichang Industry and Commerce Administration Bureau.  The business scope of Hubei Minkang PRC is to produce and sell Chinese traditional and western and biological preparations (Valid to December 31, 2015), import and export products produced by its own and conduct other import and export business (except those forbidden or limited by the state), research and develop relative new products (within the permitted scope by the state), and prepare for the producing and selling of the material used medicine, cosmetics, and health product.

The directors of Hubei Minkang PRC are Lee Tong Tai, Ang Siew Khim, Koh Sock Hua and Lee Tong Jiuh.

Description of Business

The business of the Company will be conducted through its subsidiary, HBMK, which, in turn will conduct its business through its subsidiary, Hubei Minkang PRC.

Hubei Minkang PRC is a large-scale pharmaceutical company that mainly produces and markets Traditional Chinese Medicines (“TCM”) and some chemical pharmaceuticals, which most are able to be purchased Over-the-Counter (“OTC”) and some by prescription only.  Hubei Minkang PRC has three Good Manufacturing Practice (“GMP”) certifications, with seven production lines capable of producing 10 different product types including pills, tablets, capsules, granules, oral liquids, syrups, mixtures and injections, in more than 400 formulations and dosages.

Our vision is to become a truly national, fully vertically integrated pharmaceutical company in China by nurturing the physical, financial and social well being of customers, employees, shareholders and corporate and community partners.

We intend to realize this vision by executing on our mission of producing high quality TCM products in an environmentally friendly manner using advanced technology and techniques, and distributing the products throughout China and the world.

Strategic Focus

Our strategy for executing our mission is to:

•	focus production on its highest margin products;

•	continuously improve production facilities and process;

•	lower production costs while maintaining product quality;

•	increase direct sales while reducing distribution costs;

•	acquire control of raw material supply;

•	develop and acquire new products for manufacture; and

•	expand distribution throughout China and overseas.

The TCM Industry

Traditional Chinese Medicine (“TCM”) is a comprehensive medical system that originated in China more than 3,000 years ago.

Core concepts are based on the theories of Yin-Yang and the five elements, which are based on the ancient Chinese observing nature's cycles and changes. They held that wood, fire, earth, metal, and water were the basic substances constituting the material world. These five basic substances were considered an indispensable part of daily life. They also noted that the material world is in a constant state of flux due to the dynamic movement and mutual antagonism of yin and yang factors. TCM holds that a person’s health depends on a constant struggle between the opposing forces of yin and yang, or heat and cold, as expressed through the five elements. TCM sees excesses or imbalances in the body as the cause of illness or disease.

TCM uses Chinese herbal medicines to help to restore balance and enable the body to regain health. These medicines comprise a combination of herbs, minerals and animal products, and complement other related therapies such as acupuncture, acupressure, massage and restorative physical exercises, such as T’ai Chi or Qi Qong.

Enhancing the Quality and Safety of TCM

In January 2008, the Chinese government moved to enhance the quality and safety of herbal medicine production. China’s State Food and Drug Administration (SFDA) began to require all TCM “ready form” makers to be Good Manufacturing Practice (GMP) certified. Ready form is a herbal medicine that is processed, and can be taken after being boiled with water.

The Chinese government also implemented several more policies aimed at further standardizing production and research and development of Chinese traditional medicine.  A key policy component is the supplementary regulation on TCM registration, which brings herbal medicines more in line with Western medicines in terms of drug registration.

New Sourcing and Production Technology Requirements

The quality of a finished TCM varies largely as a result of factors closely linked to the raw materials used in TCM production. The quality of such raw materials is liable to fluctuate because environmental conditions, including weather, vary according to region and season. The new regulations ask TCM makers to identify the source and location of plantations for their ingredients during the registration process. The SFDA has begun drafting TCM production technology requirements, which should make them more unified and thus, more stable. The best way to achieve uniform quality in finished TCMs at the moment is to improve production technology standards.

Another key element of the supplementary regulation on TCM registration is that the SFDA requires that a generic version of TCM be subject to the same quality standards as the innovative version in terms of the compound, location of raw material cultivation, production procedure and production technology. This will result in stricter quality control of generic TCMs, which previously relied simply on performing quality tests that were very different from the proprietary version.

Principal Products

Hubei Minkang PRC currently has 148 pharmaceutical product registration certificates issued by the Food and Drug Administration Authority to produce the specified TCM and chemical medicines.  117 of such pharmaceutical registration certificates have received re-registration in June 2011.  The other 31 pharmaceutical registration certificates are in the approving process of re-registration as of June 2011.  There are currently 24 TCM and western-style medicines being produced and sold by Hubei Minkang PRC.

•	92 of Hubei Minkang PRC’s permitted pharmaceuticals are listed in the Administration Catalogue for Overall Social Medical Insurance

•	49 are listed in the Basic Administration Catalogue for Medicine

•	66 are Over The Counter (OTC) products

•	1 of Hubei Minkang PRC’s products are protected by China state government

•	1 of Hubei Minkang PRC’s production techniques have been granted patent rights

In addition, Hubei Minkang PRC has obtained the PRC Medicine Production License (Ref. Number: E 20110016, valid to December 31, 2015) issued by Food and Drug Administration authority, which allows Hubei Minkang PRC to produce the medicines with the scope confirmed thereby.

Furthermore, Hubei Minkang PRC has obtained four (4) Free Sale Certificates from Hubei Food and Drug Administration of the PRC to approve the manufacture and free sale on the market in China of 28 popular TCM products, which certificates also certify that the manufacturer conforms to the requirements of the Chinese Good Manufacturing Practice laid down in accordance with recommendation of the World Health Organization.

Top Five Products

Yinxing Damo Zhusheye (63 per cent of sales)
Hubei Minkang PRC’s flagship drug, a chemical medication injectable made of Ginkgo biloba extract and dipyridamole is used for the prevention and treatment of coronary heart disease. As Hubei Minkang PRC’s best-selling product, it has won about a 35 per cent share of its category. Annual sales are approximately 40 million units.  Yinxing, sold by prescription, is in high demand and commands a premium price from distributors, who must pre-pay for orders.

An Ka Huangmin Jiaonang (17 per cent of sales)
An OTC capsule, this chemical medication relieves cold and flu symptoms including fever, headache, sore throat and sneezing.

Wei C Yinqiao Pian (6 per cent of sales)
An OTC pill, this TCM for relieving symptoms of cold and influenza, including body aches, cough, fever, headache and sore throat.  Hubei Minkang PRC’s 3rd-best selling product, Wei C is approved by the US Food and Drug Administration for sale in the USA.

Xumeian Capsule (3 per cent or sales)
Xuemeian Capsule is a prescription TCM medication used for leucopenia, a decrease in the number of white blood cells, which places individuals at increased risk of infection. Low white cell counts are associated with chemotherapy, radiation therapy.

Shuxin Koufouye (1 per cent of sales)
A prescription TCM oral medication for promoting blood circulation and relieving chest pain, shortness of breath and fatigue associated with coronary heart disease.

Current Products Produced

Hubei Minkang PRC’s current production (2011) includes 24 products: seven prescription TCM products and one chemical or western-style medicine, and 16 OTC products, two of which are chemical and the rest TCM medicines:

Product Name	Type and Form	Description and Use
Shuxin Koufuye	Prescription TCM - oral mixture
To replenish heart-qi and promote blood circulation to resolve stagnated blood. Impeded flow of yang—qi in the chest due to a deficiency of heart—qi and accumulation of stagnated blood with manifestations of constriction in the chest and stabbing pain in the precardium, shortness of breath and lassitude; angina pectoris in coronary heart disease with above symptoms.

Paracetamol, Caffein, Artificial Cow-bezoar and chlorphenamine Maleate Capsules (An Ka Huangmin Jiaonang)	OTC chemical medicine - capsules	for flu, nose block, headache
Xuemei'an Jiaonang	Prescription TCM - capsules
Clearing away heat and nourishing yin, removing heat from blood and promoting blood circulation. It`s used in primary ITP purpura and blood-heat impairment with blood stasis. It finds its manifestations such as the skin`s purpura, gingival hemorrhage, epistaxis, profuse menses, thirst, dysphoria with somthery sensation, night sweating and so on. It`s also suitable for the patients with the WBC reduction induced by tumor-chemical treatment and noxious heat impairment with blood stasis in TCM.

Jinming Hewei Jiaonang	Prescription TCM – capsules	To regulate the stomach function, remove heat and alleviate pain. For stomachache, acid regurgitation, hyperacidity caused by stagnation and heat of liver-energy and stomach.
Pediatric Paracetamol, Artificial Cow-bezoar and Chlorphenamine Maleate Granules (An Ka Huangmin Jiaonang)	OTC chemical medicine – granules	for child use, mainly for flu and nose block

Egui Yangxue Keli	OTC TCM – granules	To nourish blood especially after menses. For giddiness and irregular menses.
Xiao’er Huatan Zhike Keli	OTC TCM – granules	for clearing of phlegm and cough, mainly for child use
Wei C Yinqiao Pian	OTC TCM – tablets	Because it is cool acrid superficies –resolving and can clear heat and resolve toxin, the product is used to cure fever, headache, cough, dry mouth and throat pain caused by epidemic cold.
Fu Fang Wu Wei Zi Pian	OTC TCM - tablets	Used in improving neurasthenia symptoms.
Compound Suchisandra Tablets	OTC chemical medicine - tablets	For dizziness, headache, asthenia, palpitation as well as losing sleep.
Shaihu Zhenke Pian	Prescription TCM - tablets	Used for cough caused by bronchitis.
Houtong Xiaoyan Wan	Prescription TCM - pills	For clearing heat and detoxification, sterilization and pain-relieving. Used for swollen or swelling pharynx and larynx.
Buzhong Yiqi Wan	OTC TCM – pills	To reinforce the middle-energizer to replenish qi. Used for lassitude, visceroptosis.
Zhibai Dihuang Wan	OTC TCM – pills	To nourish yin to clearing away heat. Used for tidal fever and night sweating, tinnitus, and seminal emission, dry mouth and sore throat.
Liuwei Dihuang Wan	OTC TCM – pills	To nourish yin to reinforce the kidney. Used for dizziness, tinnitus, weakness and aching in the lower back and knees, night sweat, seminal emission.
Biyuan Wan	Prescription TCM – pills
To dispel wind-evil and releasing stagnated lung-energy, clear away heat and toxicity, relieve nasal obstruction to stop pain. Treated for nasal obstruction, sinusitis with purulent discharge, un-free orifices, smell badly, headache and eyebrow bone pain.

Buzhong Yiqi Wan	OTC TCM – pills	To reinforce the middle-energizer to replenish qi. Used for lassitude, visceroptosis.
Maiwei Dihuang Wan	OTC TCM – pills	To nourish the kidney and lung. Tidal fever and night sweat, dry throat, dizziness, tinnitus, aching and weakness in the lower back and knees due to a yin deficiency of the kidney and the lung.

Mingmu Dihuang Wan	OTC TCM – pills	To nourish the kidney and liver, improve eyesight. Dryness of eyes, photophobia, blurred vision, and lacrimation irritated by the wind due to yin deficiency of the liver and the kidney.
Nongsuo Yangrong Wan	OTC TCM – pills	To reinforce qi and nourish blood, invigorate the spleen to anchor the mind. Used for weakness of spleen and lung, exhaustion, poor appetite, fright palpitation, night sweat and poor memory.
Tianwang Buxin Wan	Prescription TCM – pills	To replenish yin and nourish blood, and reinforce the heart to anchor the mind. Treated for insufficient heart-yin, palpitation, amnesia, insomnia, dreamfulness and dry stools.
Xiaoyao Wan	OTC TCM – pills
To soothe the liver and invigorate the spleen, and nourish blood to regulate menstrualtion. Menstrual disorders, distending pain in the chest and dizziness, poor appetite and due to stagnation of liver-qi.

Qiju Dihuang Wan	OTC TCM – pills	To nourish the kidney and liver. Dizziness, tinnitus, dryness of eyes and photophobia, dacryorrhea irritated by wind and blurred vision due to yin deficiency in the liver and kidney.
Guipi Wan	OTC TCM – pills
To reinforce qi and invigorate the spleen, nourish blood to anchor the mind. Shortness of breath, palpitation, insomnia, dreamfulness, dizziness, lassitude, and poor appetite due to deficiency in the heart and spleen.

Ginkgo Leaf Extract and Dipyridamole Injection (Yinxing Damo Zhusheye)	Prescription chemical medicine - injections	Suitable for preventing and treating the coronary heart disease and thrombus embolism disease.

Marketing and Distribution Network

Hubei Minkang PRC currently has 72 sales people in 20 provinces in China, as well as an extensive distribution network in China that covers:

•	1200 hospitals
•	10,000 medical halls (the Chinese term for TCM pharmacies, which now generally include western style medicines as well).

Core markets are the Provinces of Hubei (10 per cent of sales), Yunnan (16 per cent of sales) and Henan (5 per cent of sales). They have a combined population of more than 200 million. Hubei Minkang PRC’s export network covers 15 countries, including the world’s two largest pharmaceutical markets, the USA and Japan.  Hubei Minkang PRC’s third best-selling product,Wei C, is approved by the US Food and Drug Administration for OTC sale in the USA. Hubei Minkang PRC also exports to Vietnam, Malaysia, Singapore, Philippines, Hong Kong, Indonesia and several European countries.

Marketing

Hubei Minkang PRC’s marketing efforts focus strongly on participation in what it has found to be the most cost-effective vehicles, including:
•	industry events, such as domestic and international trade fairs and conferences;

•	high-impact outdoor advertising on buses and trucks;

•	upgraded packaging; and

•	print advertising.

Hubei Minkang PRC regularly exhibits at major trade exhibitions in China, such as Guanzhou and Xi’an, as well as overseas events in Singapore, Indonesia and London.

Sales Profile and Strategy

A key element of Hubei Minkang PRC’s growth strategy is to reduce its reliance on the wholesales and distributor channel, which adds middleman costs to the final drug prices. Hubei Minkang PRC is already expanding its sales to pharmacies, particularly retail chains, which will be a more profitable channel for both Hubei Minkang PRC and the retailer.

Current Sales Percentage by Channel

•	44 percent through wholesalers and distributors
•	37 percent Hubei Minkang PRC sales force
•	18 percent direct sales
•	1 percent for promotion

Competitive Business Conditions and our Position in the Industry

Chinese Medicine Market Conditions & Competition

The Chinese medicine industry is regarded as a highly important component and driver of the national economy.  It has played a vital role in promoting the national economic development and social progress in China.

China has approximately 6,600 medicine/drug manufacturing plants or factories at present, more than 4000 product varieties; and about 18,000 commercial wholesale medicine/drug businesses.

China's medicine development is rapid and in 2009 overall market sales were about RMB 991,590,000,000, which is a growth rate of 21.4% as compared to 2008.  In 2010, the gross value of industrial output was approximately RMB 1,193,382,000,000, which is a grow rate of approximately 27% compared to 2009.  From January to March 2011, the pharmaceutical industry (including medical equipments & instruments), has realized sales of approximately RMB 293,000,000,000, which is a growth rate of approximately 27% compared to the same period in 2010.  Therefore, even with the instability of the financial markets in recent years, this industry has realized a consistent growth rate of about 20%.

Also, based on the March 23, 2011 forecast according to China National Development and Planning Commission in the official on-line forecast message, the national medicine trade is expected to have a market size of about RMB 860,000,000,000, which is a growth rate of about 23%.

Of the approximately 6,700 drug manufacturing enterprises in China, there are approximately 1,000 Traditional Chinese Medicine enterprises.

The dosage-form used by the TCM enterprises has reached 40 different forms such as injection, medicinal powder, soft capsule, slow release medicinal preparation, tablets, pills, granules, oral liquids, syrups, aerosol, etc.

The TCM industry sales level and product profit margin has been fairly high. The development of TCM is rapid and in 2010 the TCM industry realized an industrial output of about RMB 317,200,000,000, which is a growth rate of about 29% compared to 2009.  TCM comprises about 25.3% of the total pharmaceutical market share.

Hubei Minkang PRC’s Status in the Industry

Hubei Minkang PRC is a reputable TCM manufacturer with a history more than 50 years in the TCM industry.  Our superior technology in low-power injection, the concentration pill, the micro pill craft, and our TCM extraction technology has set an advanced professional standard.  Hubei Minkang PRC’s concentration pill, the unique micro pill production technique, and its technological advances, have enabled it to unify and incorporate the traditional manual technology and the modern industrialization production method.  “MinKang” branding and series of concentration pill is notable for our superior quality, product stability, accurate curative effect, luminous outward appearance and consistently even size.  “MinKang” brand of concentration nasosinusitis pill once had the honor to receive the China national quality silver medal.  Our nasosinusitis pill is able to be exported to Japan due to the extensive Japanese medical research, which confirmed that our product can repair damage to the nose’s mucous membranes effectively than other drugs or competitors products.

Hubei Minkang PRC’s products are good quality, have good product efficacy and have received wide recognition in the China market.

Hubei Minkang PRC Product Competition

Yinxing Damo Zhusheye

This product, which is a prescription injectable of ginko leaf extract and dipyridamole and is used for the prevention and treatment of coronary heart disease, has received about 50% of the China market share.  There are three competitor manufacturers to this product.  Hubei Minkang PRC’s competitive advantage for this product is its product quality, high product tendering rate and a comprehensive sales network coverage.  However, Hubei Minkang PRC’s weaknesses to such product are that it heavily relies on its sole distributor for this product, the distribution does not cover all of China and the competitors have good distribution networks and they also adopt aggressive pricing strategy.

An Ka Huangmin Jiaonang

This product (Paracetamol, Caffein, Artificial Cow-bezoar and chlorphenamine maleate capsules), which is a chemical medication used to relieve cold and flu symptoms including fever, headache, sore throat and sneezing, has received about 20% of the market share in Yunnan Province and about 10% of the market share in Hubei Province.  There are two competitor manufacturers to this product.  Hubei Minkang PRC’s competitive advantage for this product is its product quality, branding due to long existence in the market and product efficacy, and product reliability and affordability.  Hubei Minkang PRC’s weaknesses to such product are its thin profit margin due to low price and that there are many product substitutes in the market.

Wei C Yinqiao Pian

This product, which is used for relieving symptoms of cold and influenza, including body aches, cough, fever, headache and sore throat, has received about 20% of the market share in Hubei Province and about 10% of the market share in Henan Province.  There are two competitor manufacturers to this product.  Hubei Minkang PRC’s competitive advantage for this product is its product quality, branding due to long existence in the market and good working relationship with distributor.  Hubei Minkang PRC’s weaknesses to such product are its thin profit margin due to low price, competitors apply a low pricing strategy and the competitors have engaged in aggressive advertising and promotion and selling strategy.

Xuemei’an Jiaonang

This product is used for leucopenia, a decrease in the number of white blood cells places individuals at increased risk of infection, which is associated with chemotherapy radiation therapy, has received about 60% of the China market share.  There are two competitor manufacturers to this product.  Hubei Minkang PRC’s competitive advantage for this product is Hubei Minkang PRC is the originator of this product, product quality, product efficacy and good working relationship with distributors.  Hubei Minkang PRC’s weaknesses to such product are its thin profit margin due to low tendering pricing.

Sources and Availability of Raw Materials

Hubei Minkang PRC has established long standing supply arrangements with approximately 27 reliable producers from whom it buys its raw materials directly.  In most cases there are alternative suppliers to the raw materials required.  Of the 200 raw materials that go into Hubei Minkang PRC’s products, 16 are critical as they account for 90 percent of the cost of raw material purchases.  Hubei Minkang PRC’s procurement department constantly updates management on any pricing movement and progress of the main suppliers.

To control costs, Hubei Minkang PRC uses a tendering system where possible inviting known vendors certain vendors known to deliver quality materials, with the aim of replacing the lowest value supplier every year.  Raw materials are stored in climate controlled GMP-certified warehouses.

Certain raw materials such as caffeine is a drug that is controlled by the local government and Hubei Minkang PRC can only purchase from the few appointed suppliers.  However, caffeine only forms a very minimal aspect Hubei Minkang PRC’s production and would not materially affect our production or revenue.

Our goal is to extend our vertical integration, which currently includes formulation, manufacturing, packaging and distribution, to developing our own sources of supply.

Key Customers

Hubei Minkang PRC’s key customers are its distributors.  Hubei Minkang PRC’s main product, Yinxing Damo Zhusheye, which accounts for approximately 63% of sales, is distributed to hospitals all over the PRC through its sole distributor of such product, He Nan Sheng Wan Long Yi Yao Co., Ltd.  Hubei Minkang PRC has a long standing relationship with He Nan Sheng Wan Long Yi Yao Co., Ltd. and has renewed a 3 year sole distributorship for such product with this company during the last quarter of the fiscal year ended December 31, 2010.

As for Hubei Minkang PRC’s second main product, An Ka Huangmin Jiaonang, which accounts for approximately 17% of sales, is distributed by three main distributors for different territories in the PRC: Wuhan Huashanrenfu Pharmaceutical Co., Ltd. which distributes in Hubei Province and Chongqing City; Mr. Zhangdawei who distributes in Yunnan Province; and Mr. Huanglin which distributes in Henan Province.  Hubei Minkang PRC has a long standing relationship with all three of these distributors for such product.

As for Hubei Minkang PRC’s third main product, Wei C Yinqiao Pian, which accounts for approximately 6% of sales, is distributed by Wuhan Huashanrenfu Pharmaceutical Co., Ltd.

Patents

Hubei Minkang PRC has obtained 5 design patents, issued by PRC Intellectual Rights Bureau Patent Bureau, which are used on the package of its products.  These patents are as follows:

Title	Application Date	Proclamation Date	Patent No.
Package bag (Vitamin C Yinqiao Tablets)	June 29, 2004	March 9, 2005	ZL 2004 3 0014900.9
Package box (Vitamin C Yinqiao Tablets)	August 25, 2009	July 28, 2010	ZL 2009 3 0312739.6
Package box	August 25, 2009	June 30, 2010	ZL 2009 3 0312777.1
Package box (Biyuan Pill)	August 25, 2009	June 30, 2010	ZL 2009 3 0312738.1
Package box (Biyuan Pill)	August 25, 2009	June 30, 2010	ZL 2009 3 0312778.6

Hubei Minkang PRC has received Notification of Granting Invention Patent issued by the State Intellectual Property Office of the PRC having patent number 201010163142.1 issued on May 19, 2011 and having a patent definition as “A formula and Chinese medicine that prevents the reduction of platelet.”

Hubei Minkang PRC has received Notification of Receipt of Patent Application issued by the State Intellectual Property Office of the PRC having application number 200910062287.X issued on June 2, 2009 and having an invention definition as “A kind of oral liquid for the treatment of constipation.”  In addition, Hubei Minkang PRC has received a Notification of Receipt of Patent Application issued by the State Intellectual Property Office of the PRC having application number 201110070845.4 issued on March 24, 2011 and having an invention definition as “A formula and Chinese medicine that treats children’s anaemia caused by inadequate functioning of the spleen.”

Trademarks

Hubei Minkang PRC holds 41 valid PRC registered trademarks, among which 7 are protective MINKANG principal registered trademark, and holding 1 principal registered trademark of MINKANG in the United States of America (U.S. Registration Number: 2883901 registered on September 14, 20004).

There is 1 trademark in the process of application, which is a protective MINKANG principal registered trademark.

Also, the MINKANG principal registered trademark has been rewarded as Hubei Famous Trademark for 6 sessions continuously, with the last valid to May 2014. “MINGKANG XIN” and “KELI” trademark have been rewarded as Yichang Famous Trademarks; the application to certify “MINGKANG XIN” as Hubei Famous Trademarks has passed the examination by Hubei Provincial Industry and Commerce Bureau and is now in publicity period.

Government Approval

Hubei Minkang PRC is required to obtain a PRC Medicine Production License which is issued by the Food and Drug Administration authority in order to be able to produce the medicines within the scope confirmed thereby.

Hubei Minkang PRC is also required to obtain pharmaceutical product registration certificates for each product that it intends to manufacture and sell.

After receiving the production license and registration certificates, Hubei Minkang submits an application for GMP certification.  The PRC State Food and Drug Administration (SFDA) then organizes a group of specialists to validate the GMP facilities if the facilities satisfy the current GMP requirements.  After GMP validation, if qualified, the GMP certificate may be issued.  This provides approval for the equipment and control of the manufacturing workshop of the particular product(s).

Employees

Hubei Minkang PRC currently employs some 512 people on site, including:

•	253 specialized technical personnel

•	30 licensed pharmacists

•	10 R&D personnel (for product formulation and production methods)

•	30 quality control staff

•	53 maintenance personnel

HBMK will not have any full time staff, however, the Company will have two full time staff, Mr. Lee Tong Tai (President & CEO) and Ms. Ang Siew Khim (Secretary & Treasurer).

Research and Development

During the fiscal year ended December 31, 2010, we spent $127,389 on research and development.  During the fiscal year ended December 31, 2009, we spent $71,202 on research and development

Compliance with Environmental Laws

Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment.  These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment.  In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties.  We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

We have obtained all permits and approvals and filed all registrations required for the conduct of our business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on our business, financial condition and results of operations.  We are in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on our business, financial condition and results of operations.

The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on us.  We have not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of our properties or business operations, nor are we aware of any other material environmental condition with respect to any of our properties or arising out of our business operations at any other location.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on us. Such costs could have a material adverse effect on our business, financial condition and results of operations.

Material Contracts

Loan Contracts

On January 20, 2011, Hubei Minkang PRC and Yichang Commerce Bank Co., Ltd executed a Loan Contract (“Loan Contract #1”), where Hubei Minkang PRC loaned RMB 5,000,000.00 to be used as liquidity, with a loan period from January 20, 2011 to January 20, 2012 and having an interest rate of 6.435% per year, which is calculated and paid monthly on the 20th of every month.  This loan has been supplied to Hubei Minkang PRC by one lot on January 20, 2011 and is secured by the Maximum Pledge Contract, dated December 23, 2010.

The foregoing description of Loan Contract #1 does not purport to be complete and is qualified in its entirety by reference to the Loan Contract #1, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

On April 8, 2011, Hubei Minkang PRC and Yichang Commerce Bank Co., Ltd executed a Loan Contract (“Loan Contract #2”), where Hubei Minkang PRC loaned RMB 5,000,000.00 to be used as liquidity, with a loan period from April 8, 2011 to April 8, 2012 and having an interest rate of 7.04% per year, which is calculated and paid monthly on the 20th of every month.  This loan has been supplied to Hubei Minkang PRC by one lot on April 8, 2011 and is secured by the Maximum Pledge Contract, dated December 23, 2010.

The foregoing description of Loan Contract #2 does not purport to be complete and is qualified in its entirety by reference to the Loan Contract #2, which is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

On May 5, 2011, Hubei Minkang PRC and Bank of Communications Co., Ltd. Yichang Branch executed a Loan Contract (“Loan Contract #3”), where Hubei Minkang PRC loaned RMB 10,000,000.00 to be used as liquidity, with a loan period from May 5, 2011 to May 5, 2012 and having an interest rate of 6.6255% per year, which is calculated and paid monthly on the 20th of every month.  This loan has been supplied to Hubei Minkang PRC by one lot on May 5, 2011 and is secured by two Maximum Pledge Contracts, dated January 13, 2011 and May 1, 2011.

The foregoing description of Loan Contract #3 does not purport to be complete and is qualified in its entirety by reference to the Loan Contract #3, which is attached hereto as Exhibit 10.3, and is incorporated by reference herein.

Loan Security Contracts

On December 23, 2010, Hubei Minkang PRC and Yichang Commerce Bank Co., Ltd. executed a Maximum Pledge Contract (the “Maximum Pledge Contract #1”), to take certain land use rights and buildings of Hubei Minkang PRC, as set forth in the Maximum Pledge Contract, as collateral to secure loans from Yichang Commerce Bank Co., Ltd., where the maximum loans amount could be RMB 10,000,000.00.

The foregoing description of the Maximum Pledge Contract #1 does not purport to be complete and is qualified in its entirety by reference to the Maximum Pledge Contract #1, which is attached hereto as Exhibit 10.4, and is incorporated by reference herein.

On January 13, 2011, Hubei Minkang PRC and Bank of Communications Co., Ltd., Yichang Branch, executed a Maximum Pledge Contract (the “Maximum Pledge Contract #2”), to take the certain land use rights and buildings of Hubei Minkang PRC, as set forth in the Maximum Pledge Contract #2, as collateral to secure loans from the Bank of Communications Co., Ltd., where the maximum loan amount could be RMB 3,200,000.00.

The foregoing description of the Maximum Pledge Contract #2 does not purport to be complete and is qualified in its entirety by reference to the Maximum Pledge Contract #2, which is attached hereto as Exhibit 10.5, and is incorporated by reference herein.

On May 1, 2011, Hubei Minkang PRC and Bank of Communications Co., Ltd., Yichang Branch, executed a Maximum Pledge Contract (the “Maximum Pledge Contract #3”), to take the certain land use rights and buildings of Hubei Minkang PRC, as set forth in the Maximum Pledge Contract #3, as collateral to secure loans from the Bank of Communications Co., Ltd., where the maximum loan amount could be RMB 7,800,000.00.

The foregoing description of the Maximum Pledge Contract #3 does not purport to be complete and is qualified in its entirety by reference to the Maximum Pledge Contract #3, which is attached hereto as Exhibit 10.6, and is incorporated by reference herein.

RISK FACTORS

Risks related to our Business

We will need additional capital to expand the production capacity for our products and to increase marketing of existing and future products on a large scale, and we cannot guarantee that we will find adequate sources of capital in the future.

We will need to raise further funds from the capital markets to finance expenditures for equipment, warehousing and to expand the production capacity and marketing of our existing and potential future products and for other corporate purposes.  As of June 30, 2011, we had $3,563,798 in cash.  We will need to undertake significant future financings for the following reasons:

•	To proceed with the purchase of new production equipment and additional warehousing space;
•	To proceed with research and development on existing and potential future products;
•	To expand manufacturing capabilities;
•	To increase commercialization our products, including the marketing and distribution of our existing and potential future products;
•	To protect our intellectual property;
•	To seek and obtain regulatory approvals; and
•	To finance general and administrative and research activities that are not related to specific products under development.

In the past, Hubei Minkang PRC funded most of its fixed asset acquisitions, product research and development and other expenditures through investment of shareholders, grants and debt financing.  We intend to raise additional funds in the near future because our current operating and capital resources are expected to be insufficient to meet future growth plans.

If we raise additional funds by issuing equity securities, it will result in further dilution to our existing shareholders, because the shares may be sold at a time when the market price is low, and because shares issued in equity financing will normally be sold at a discount to the current market price.  Unforeseen problems, including materially negative developments relating to, among other things, product sales, new product rollouts, clinical trials, research and development programs, our strategic relationships, our intellectual property, litigation, regulatory issues in our industry, the Chinese market generally or in general economic conditions, could interfere with our ability to raise additional equity capital or materially adversely affect the terms upon which such funding is available.  If we raise additional funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common shares, and the terms of the debt securities issued could impose significant restrictions on our operations.  If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to certain of our technologies, marketing territories, product candidates or products that we would otherwise seek to develop or commercialize ourselves, or be required to grant licenses on terms that are not favorable to us.

We do not know whether additional financing will be available to us on commercially acceptable terms when needed.  If adequate funds are not available or are not available on commercially acceptable terms, we may need to suspend our expansion and product development plans.

Our current business is primarily based on the sale of two products, and we may not be able to generate significant revenue if these products lose their market share in their particular product category.

We generate a significant portion of our revenues from the sales of Hubei Minkang PRC’s Yinxing Damo Zhusheye and An Ka huangmin Jiaonang. 63% of Hubei Minkang PRC’s product sales were attributed to Yinxing Damo Zhusheye and 17% of Hubei Minkang PRC’s product sales were attributed to An Ka Huangmin Jiaonang.  Hubei Minkang PRC generated revenues of $5,920,287, $9,561,920 and $3,115,261 in sales of Yinxing Damo Zhusheye in 2009, 2010 and the six months ended June 30, 2011, respectively.  Hubei Minkang PRC generated revenues of $2,796,986, $2,581,868 and $947,900 in sales of An Ka Huangmin Jiaonang in 2009, 2010 and the six months ended June 30, 2011, respectively. We expect that sales of Yingxing Damo Zhusheye and An Ka Huangmin Jiaonang will continue to comprise a substantial portion of our revenues in the near future.  A decrease in Yinxing Dam Zhusheye sales would most likely have an adverse affect on our financial results.

If we are unable to successfully compete in the highly competitive Traditional Chinese Medicine and OTC Pharmaceutical industry, our business could be harmed.

We operate in a highly competitive environment, and the competition is expected to increase.  Many of the competitors in this industry have longer operating track records and greater financial, technical, medical and marketing resources.  Existing or new competitors in this industry generally compete with one another on key attributes, which include, reliability and quality of products and services, range of products, pricing and timeliness of product delivery, sufficient inventory levels of various products and geographical presence.  Some of our competitors have greater name recognition and a larger customer base, which may allow such competitors to be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies.  We intend to create greater brand awareness for our brand name so that we can successfully compete with our competitors.  We cannot guarantee that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Continuous research and development is necessary in the Traditional Chinese Medicine and OTC Pharmaceutical industry, and if we are unable to maintain our research and development of existing and new products, our business may be harmed.

The technologies applied by our competitors and us are rapidly evolving, and new developments frequently result in price competition.  Furthermore, research and development is important in this industry in order to maintain and innovate existing and new products in order to stay competitive.  We may not be able to maintain continuous effective research and development for our existing and new products in order to remain competitive in this industry, which may have an adverse effect on our business.

Competitors may develop and market products that are less expensive or more effective, making our products uncompetitive.

Some of our competitors and potential competitors have greater product development capabilities and financial, scientific, marketing and human resources than we do.  Alternative products may be developed that are more effective, work faster and are less costly than our products, which could make our products uncompetitive, which would have an adverse effect on our financial results.

Our certificates, permits, and licenses are subject to governmental control and renewal, and Hubei Minkang PRC will not be able to operate if they are not maintained.

Hubei Minkang PRC has the certificates, permits, and licenses required for the manufacturing, processing and distribution of Traditional Chinese Medicines and OTC Pharmaceuticals.  In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be terminated.  Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operations and profitability.

Establishing and expanding international operations requires significant management attention.

A substantially portion of our current revenues are derived from the PRC.  We intend to expand our operations in the PRC and internationally into Southeast Asia, Japan and in North America, which, if not planned and managed properly, could materially adversely affect our business, financial condition and operating results.  Expanding internationally exposes us to legal uncertainties, new regulatory requirements, liability, export and import restrictions, tariffs and other trade barriers, difficulties in managing operations across disparate geographic areas, foreign currency fluctuations, dependence on local distributors and potential disruptions in sales or manufacturing. We may also face challenges in protecting our intellectual property or avoiding infringement of others’ rights, and in complying with potentially uncertain or adverse tax laws.

We rely on vendors to supply ingredients for our products.

Regulatory authorities also periodically inspect manufacturing facilities, including third parties who provide ingredients to us, and may challenge their quality, qualifications or competence. Pharmaceutical manufacturing facilities must comply with applicable good manufacturing practice standards, and manufacturers usually must invest substantial funds, time and effort to ensure full compliance with these standards and make quality products. We do not have control over our vendors’ compliance with these requirements.  Failure to comply with regulatory requirements can result in sanctions, fines, delays, suspension of approvals, seizures or recalls of products, operating restrictions, manufacturing interruptions, costly corrective actions, injunctions, adverse publicity against us and our products and criminal prosecutions.

If we are unable to obtain sufficient supplies of ingredients, if climatic or environmental conditions adversely affect them or if they increase significantly in price, our business would be seriously harmed. If any of our current or future third-party suppliers cease to supply products in the quantity and quality we need to produce our products, or if they are unable to comply with applicable regulations, the qualification of other suppliers could be a lengthy process, and there may not be adequate alternatives to meet our needs.  As a result, we may not be able to obtain the necessary ingredients used in our products in the future on a timely basis, if at all.  This would negatively affect our business.

We may suffer as a result of product liability or defective products.

We may produce products which, despite proper testing, inadvertently have an adverse pharmaceutical effect on the health of individuals.  Existing PRC law and regulations do not require us to maintain third party liability insurance to cover product liability claims and we do not maintain any as there is no such type of insurance in the PRC.  However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, the inability to commercialize our products and diversion of management’s attention from managing our business.  We currently are not aware of any existing or anticipated product liability claim with respect to our products.

The marketing and sale of our products outside of the PRC may result in substantial liabilities and require us to limit commercialization of our products in response to product liability lawsuits.

The marketing and sale of our products in countries other than the PRC entails inherent risks of product liability. As a manufacturer of products designed for human application, we may be subject to product liability claims that use of our products has resulted in injury in countries other than the PRC.  Previously unknown adverse reactions resulting from human use of our products could occur. We may be held liable if serious adverse reactions result from the use of our products. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities and damage to our commercial reputation, or be required to limit commercialization of our products.  Our inability to obtain sufficient product liability insurance outside of the PRC at acceptable cost against claims could reduce or inhibit commercialization of our products outside of the PRC.  We may not be able to obtain insurance at reasonable cost, if at all. If we obtain insurance in the future, it may not adequately compensate us for all losses that we may incur, which could have a material adverse effect on our business.

We are subject to the environmental protection laws of the PRC, which may result in restrictions on our operations or liabilities for pollution.

Our manufacturing process may produce by-products such as effluent, gases and noise, which are harmful to the environment. We are subject to multiple laws governing environmental protection, such as “The Law on Environmental Protection in the PRC” and “The Law on Prevention of Effluent Pollution in the PRC”, as well as standards set by the relevant governmental bodies determining the classification of different wastes and proper disposal. The PRC has substantial problems with environmental pollution. Accordingly, it is likely that the national, provincial and local governmental agencies will adopt stricter pollution controls. There can be no assurance that future changes in environmental laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Our business’s profitability may be adversely affected if additional or modified environmental control regulations are imposed upon us.

We depend on our key personnel, the loss of whom would adversely affect our operations.  If we fail to attract and retain the talent required for our business, our business will be materially harmed.

We depend to a great extent on principal members of our management.  If we lose the services of any key personnel, in particular, Mr. Lee Tong Tai, our President and CEO, or Mr. Lee Tong Jiuh, the CEO of Hubei Minkang PRC, both who have been instrumental in the growth and expansion of the business, it could significantly impede our growth plans and corporate strategies, identifying business opportunities, recruiting new staff, and retaining existing capable staff.  The recruiting and retaining qualified scientific, technical, managerial and research personnel is critical to our success.  We do not currently have any key man life insurance policies.  We may not be able to retain existing personnel or attract and retain qualified staff in the future.  If we fail to hire and retain personnel in key positions, we may be unable to develop or commercialize our existing or future products, which would have an adverse affect on our business.

We may encounter difficulties in managing our growth, which could adversely affect our results of operations.

Hubei Minkang PRC has experienced a period of rapid and substantial growth that has taken place and, if such growth continues, it will continue to place a strain on our administrative and operational infrastructure.  If we are unable to manage this growth effectively, our business, results of operations or financial condition may be materially and adversely affected.  Our ability to manage our operations and growth effectively requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and hiring programs.  We may not be able to successfully implement these required improvements.

Management is inexperienced in running a U.S. public company.

We are managed by a management team that is relatively unfamiliar with the processes by which a U.S. public company should be managed and operated.  Management is currently making efforts to familiarize itself with the relevant laws, rules and regulations and market practice, but there can be no assurance that it can master the relevant knowledge and skills and set up the required systems in time to prevent mistakes and to meet shareholder and market expectations.

Our senior financial staff do not have any formal training, and do not possess professional designations, in U.S. GAAP, which may affect the effectiveness of our internal controls over financial reporting and may result in increased time and expense for preparation of our financial statements compared to other companies.

Our senior financial staff do not have any formal training, and do not posses professional designations, in U.S. GAAP. This lack of formal training and designations in U.S. GAAP may result in our internal controls over financial reporting not being effective in the future due to the lack of experience in U.S. GAAP.  Also, as a result of management’s lack of U.S. GAAP experience, it may take us longer and cost more to prepare our financial statements, which may result in an increase in expenses and reduce our profitability, and possibly cause delays in the timely filing of our periodic and annual reports with the SEC.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

PRC companies historically have not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and computer, financial and other control systems.  As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet standards required of U.S. public companies.  Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act.  This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act.  Any such deficiencies, weaknesses or lack of compliance could have a material adverse effect on our business.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development.  Insurance companies in China offer limited business insurance products.  As a result, we do not have any property or casualty insurance coverage for our facilities or business liability insurance coverage for our operations.  If we incur any losses, we will have to bear those losses without any assistance.  As a result, we may not have sufficient capital to cover material damage to, or the loss of, our manufacturing facilities due to fire, severe weather, flood or other causes, and such damage or loss would have a material adverse effect on our financial condition, business and prospects.

We do not plan to declare or pay any dividends to our shareholders in the near future.

Neither the Company nor HBMK Pharmaceutical Limited declared any dividends for their respective fiscal year ends.  The combined company does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We are a holding company and rely on the receipt of dividends from our operating subsidiaries.  We may encounter limitations on the ability of our subsidiaries to pay dividends to us.

As a holding company, we have no direct business operations other than the ownership of our operating subsidiaries.  Our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries.  In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions relating to doing business in the PRC.  If future dividends are paid in Renminbi, fluctuations in the exchange rate for the conversion of Renminbi into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

We may not be able to achieve the benefits we expect to result from the Share Exchange.

We may not realize the benefits that we hoped to derive as a result of the share exchange, which include:

•	access to the capital markets of the United States;
•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that are publicly traded;
•	the ability to use securities to make acquisition of assets or businesses;
•	increased visibility in the financial community;
•	enhanced access to the capital markets;
•	improved transparency of operations; and
•	perceived credibility and enhanced corporate image of being a publicly traded company.

In addition, the attention and effort devoted to achieving the benefits of the share exchange and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from operational issues, which could materially and adversely affect our operating results or stock price in the future.

Risks Related To Government Regulation

PRC laws and regulations governing our business are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business. We are considered a foreign person or foreign invested enterprise under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our business. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

There could be changes in government regulations towards the Traditional Chinese Medicines and OTC pharmaceutical industries that may adversely affect our business.

The manufacture and sale of Traditional Chinese Medicines and OTC pharmaceutical products in the PRC is regulated by many state, provincial and local authorities.  These regulations significantly increase the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products.  Our future growth and profitability depend to a large extent on our ability to obtain and maintain regulatory approvals.  All manufacturers of pharmaceutical products are required to comply with applicable Good Manufacturing Practices (“GMP”) certifications and we have received our certifications.  However, should we fail to maintain the GMP certifications, our business would be materially and adversely affected.

We may not be able to comply with applicable GMP requirements and other regulatory requirements, which could have a material adverse affect on our business, financial condition and results of operations.

We are required to comply with applicable GMP regulations, which include requirements relating to quality control and quality assurance as well as corresponding maintenance, record-keeping and documentation standards.  Manufacturing facilities must be approved by governmental authorities before we can use them to commercially manufacture our products and are subject to inspection by regulatory agencies.

If we fail to comply with applicable regulatory requirements, including following any product approval, we may be subject to sanctions, including:

•	Fines;
•	Product recalls or seizure;
•	Injunctions;
•	Refusal of regulatory agencies to review pending market approval applications or supplements to approval applications;
•	Total or partial suspension of production;
•	Civil penalties;
•	Withdrawals of previously approved marketing applications; or
•	Criminal prosecution.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls.  Chinese companies and some other foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC, and our executive officers and employees have not been subject to the U.S. Foreign Corrupt Practices Act prior to the completion of the share exchange in September 2011.  We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our new management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act (the “SOX”) and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our new management team, which has limited to nil prior experience operating a U.S. public company, will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the US securities laws. The SEC, as required by Section 404 of the SOX, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management's assessment of the effectiveness of our internal controls over financial reporting. In addition, we may in the future be required to have an independent registered public accounting firm attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm, if required, may still decline to attest to our management's assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the SOX.

Risks Related To Our Intellectual Property

We cannot guarantee the protection of our intellectual property rights.

To protect the reputation of our products, we applied for registration of our trademarks in the PRC where our operating business is located as well as one trademark registration in the US.

Presently, all or substantially all of our products are sold under the brand name “MINKANG”.  We are not aware of any infringement of such trademark.  However, there is no assurance that there will not be any infringement of our brand name or other trademarks or counterfeiting of our products in the future.  Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected.  We may also incur significant expenses and substantial amount of time and effort to enforce our intellectual property rights in the future.  Such diversion of our resources may adversely affect our existing business and future expansion plans.

If our products infringe the intellectual property rights of third parties, we may incur substantial liabilities, and we may be unable to sell these products.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.  Patent applications are maintained incognito until their publication 18 months from the filing date.  The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed.  The PRC, similar to many other countries, adopts the first-to-file system under which whoever first files a patent application (instead of the one who makes first actual discoveries) will be awarded patent.  Even after reasonable investigation we may not know with certainty whether we have infringed upon a third-party’s patent because such third-party may have filed a patent application without our knowledge while we are still developing that product.  If a third-party claims that we infringe upon its proprietary rights, any of the following may occur:

•	We may become involved in time-consuming and expensive litigation, even if the claim is without merit;
•	We may become liable for substantial damages for past infringement if a court decides that our technology infringes upon a competitor’s patent;
•
A court may prohibit us from selling or licensing our product without a license from the patent holder, which may not be available on commercially acceptable terms, if at all, or which may require us to pay substantial royalties or grant cross licenses to our patents, and

•	We may have to reformulate our product so that it does not infringe upon others’ patent rights, which may not be possible or could be very expensive and time-consuming.

If any of these events occurs, our business will suffer and the market price of our common shares could decline.

Our products will be adversely affected if we are unable to protect proprietary rights or operate without infringing the proprietary rights of others.

The profitability of our products will depend in part on our ability to obtain and maintain protection for our intellectual property rights, such as patents, licenses and trade secrets, and the period our intellectual property remains exclusive.  We must also operate without infringing on the proprietary rights of third parties and without third parties circumventing our rights.  The proprietary rights of enterprises such as ours are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved.  In addition, the scope of the originally claimed subject matter in a patent application can be significantly reduced before a patent is issued.  Because patent applications are maintained in secrecy in some cases, we cannot be certain that we or our licensors are the first creators of inventions described in our pending patent applications or patents or the first to file patent applications for such inventions.  Other companies may independently develop similar products and design around any patented or proprietary products we develop.  We cannot assure you that:

•	any of our applications for patent or exclusivity will result in their issuance;
•	we will develop additional patentable or proprietary products;
•	the patents or exclusive rights we have been issued will provide us with any competitive advantages;
•	the patents of others will not impede our ability to do business; or
•	third parties will not be able to circumvent our patents or proprietary rights.

Risks Related To Doing Business in the PRC

Adverse changes in political, economic and other policies of the PRC government could have a material adverse effect on the overall economic growth of the PRC, which could reduce the demand for our products and materially and adversely affect our business.

Substantially all of our business operations are conducted in the PRC, and a substantial portion of our sales are currently made in the PRC.  Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in the PRC.  The PRC economy differs from the economies of most developed countries in many respects, including:

•	The extent of government involvement;
•	The level of development;
•	The growth rate;
•	The control of foreign exchange; and

•	The allocation of resources;

While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth.  Such measures may cause a decrease in the level of economic activity in the PRC, which in turn could adversely affect our results of operations and financial condition.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our PRC subsidiary, Hubei Minkang Pharmaceutical Co., Ltd. Our operations in the PRC are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in the PRC may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the PRC based on United States or other foreign laws against us, or our management.

We conduct substantially all of our operations in the PRC and substantially all of our assets are located in the PRC. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside of the United States.  As a result, it may be difficult or not possible to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the PRC would enforce:

•	Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state, or
•
In original actions brought in the PRC, liabilities against us or non-residents predicated upon the securities laws of the United States or any state.  Enforcement of a foreign judgment in the PRC also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from our PRC subsidiary. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions.  Our revenues and costs are mostly denominated in RMB.  Substantially all of our revenue is based on that generated by our PRC subsidiary.  Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in US dollars.  For example, an appreciation of RMB against the US dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert US dollars into RMB for such purposes.

Since substantially all of our assets are located in the PRC, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

Substantially all of our assets are located inside the PRC.  Under the laws governing foreign invested enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules.  Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation.  Any liquidation is subject to both the relevant government agency’s approval and supervision as well as the foreign exchange control.  This may generate additional risk for investors in case of dividend payment and liquidation.

Risk Related to Our Securities

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain all earnings from our operations.

The limited trading volume in our stock may cause volatility in the market price of our common stock.

Our common stock is currently traded on a limited basis on the OTCBB under the symbol, “HBMK.OB” The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years, such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for our common stock may be limited; and
•	lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, not including any equity in that person’s or person’s spouse’s primary residence, or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Our common stock is thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Our common stock has historically been sporadically or “thinly-traded”, meaning the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed under this “Risk Factors” section. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We are controlled by a small number of shareholders and their interests may not be aligned with the interests of our other shareholders.

Our directors and executive officers and their affiliates collectively control approximately 32% of our outstanding common shares as of September 21, 2011.  These stockholders, if they act together, may be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  The concentration of ownership of these shareholders may discourage, delay or prevent a change in control of the Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common shares.  These actions may be taken even if they are opposed by our other shareholders.  In cases where the interests of our significant shareholders are aligned and they vote together, these shareholders may also have the power to prevent or cause a change in control.  In addition, these shareholders could divert business opportunities from us to themselves or others.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied the required holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading -volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;
•	changes in financial estimates by securities research analysts;
•	conditions in pharmaceutical and agricultural markets;
•	changes in the economic performance or market valuations of other pharmaceutical companies;
•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between RMB and the US dollar;
•	intellectual property litigation;
•	general economic or political conditions in the PRC.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

Declining economic conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions. Markets in the US and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally. The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets. Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise.  Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

FINANCIAL INFORMATION

Attached to this Form 8-K/A are the audited consolidated financial statements for the fiscal years ended December 31, 2010 and 2009 for HBMK Pharmaceutical Limited and the unaudited consolidated financial statements for the six month periods ended June 30, 2011 for HBMK Pharmaceutical Limited (collectively, the “Consolidated Financial Statements”).

Management’s Discussion and Analysis

As a result of the share exchange or “reverse acquisition” transaction consummated on September 21, 2011, Hubei Minkang Pharmaceutical Ltd. became a holding company conducting operations through one indirect operating subsidiary, Hubei Minkang Pharmaceutical Co., Ltd. (“Hubei Minkang PRC”), a company operating in China. A wholly owned subsidiary of the Company, HBMK Pharmaceutical Limited (“HBMK”), owns 100% of the capital stock of Hubei Minkang PRC.

For accounting purposes, the share exchange transaction is treated as a reverse acquisition with HBMK as the acquirer and Hubei Minkang Pharmaceutical Ltd. as the acquired party.  As a result, the Company is deemed to be a continuation of the business of HBMK.  Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer, HBMK.

The following discussion provided by HBMK’s management, is based on the consolidated results of operations for the years ended December 31, 2010 and 2009, and the six month periods ended June 30, 2011, and should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere herein.

The discussion and analysis of HBMK’s financial condition and results of operations are based upon the Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements required HBMK to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  On an on-going basis, HBMK evaluates these estimates, including those related to useful lives of real estate assets, cost reimbursement income, bad debts, impairment, contingencies and litigation.  HBMK bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  There can be no assurance that actual results will not differ from those estimates.

Overview

HBMK was incorporated on June 29, 2010 pursuant to the laws of the British Virgin Islands.  As a result of the closing of the share exchange agreement, the Company is the sole shareholder of HBMK.  HBMK’s directors are Lee Tong Tai, Ang Siew Khim, Koh Sock Hua and Lee Tong Jiuh.  Pursuant to a share purchase agreement between HBMK and Sensori Holdings (S) Pte. Ltd., a Singapore corporation, dated August 28, 2010, HBMK acquired all of the registered capital of Hubei Minkang PRC, which share purchase agreement closed on October 12, 2010.

HBMK is a holding company that conducts its business through its subsidiary, Hubei Minkang PRC.

On December 18, 2003, Hubei Minkang PRC was incorporated pursuant to the laws of the PRC and upon the issuance of Enterprises Business License by Yichang Industry and Commerce Administration Bureau.  The directors of Hubei Minkang PRC are Lee Tong Tai, Ang Siew Khim, Koh Sock Hua and Lee Tong Jiuh.

Hubei Minkang PRC is a modern pharmaceutical company that is engaged in the research, development, manufacture and marketing of TCM and some chemical pharmaceuticals in the PRC as well as markets its products to the US, Japan, Canada, Singapore, Malaysia, Thailand and Hong Kong among other countries.

For the Fiscal Years Ended December 31, 2010 and 2009

Liquidity and Capital Resources

The operations of Hubei Minkang PRC are located in China, and its accounting records are maintained in Chinese Renminbi Yuan.  The functional currency is the Chinese Renminbi Yuan.  For financial reporting purposes, assets and liabilities denominated in the functional currency are translated into U.S. Dollars at the rate in effect at the balance sheet date.  Exchange rates in effect at December 31, 2009 and 2010 were US$0.1463 and US$0.1512 per Renminbi Yuan, respectively.

HBMK had cash of $1,394,805 and working capital of $242,061 as of December 31, 2010.

As at December 31, 2010, Hubei Minkang PRC had loans payable of $302,490 and $544,481, or $846,971 in aggregate due to Bank of Communications Limited, Yichang Branch, collateralized by certain of Hubei Minkang PRC’s land use rights, with interest at 110% of the bank’s benchmark rate, per annum (5.841%), payable monthly, which were due and paid on April 27, 2011 and June 3, 2011, respectively.

HBMK’s primary source of funds for the year ended December 31, 2010 included cash flow from operations and loans from Bank of Communications, Yichang Branch.  During the next 12 months, management anticipates proceeding with expansion plans to acquire at least a 51% interest of a sales distribution company for approximately $1.5 million and to increase commercialization of Hubei Minkang PRC’s products including the marketing distribution of existing and potential future products which is anticipated to cost approximately $700,000.  However, if we are not able to raise the required funds for such expansion plans, then we may have to delay some or all of our expansion plans.

Results of Operations for the Fiscal Years Ended December 31, 2010 and 2009

The following discussion is based on the consolidated results of operations of HBMK and its subsidiary, Hubei Minkang PRC.

HBMK’s operations consist solely of the operations of Hubei Minkang PRC.

Revenues:  Hubei Minkang PRC had sales of $15,010,863 and cost of goods sold of $6,803,474 for the year ended December 31, 2010 as compared to sales of $11,654,109 and cost of goods sold of $5,754,901 for the year ended December 31, 2009.  The increase in sales was due to the growth in sales volume as Hubei Minkang PRC’s products are becoming better known in the Chinese market.  Yinxing Dame Zhusheye accounted for $9,561,920 of sales revenue in 2010 and $5,920,287 of sales revenue in 2009.  An Ka Huangmin Jiaonang accounted for $2,581,868 of sales revenue in 2010 and $2,796,986 of sales revenue in 2009.

Selling Expenses:  Selling expenses were $2,583,098 and $2,341,436 for the fiscal years ended December 31, 2010 and 2009, respectively.

Research and Development:  Research and Development expenses were $127,389 and $71,202 for the fiscal years ended December 31, 2010 and 2009, respectively.

General and Administrative Expenses:  General and Administrative expenses were $1,935,468 and $2,083,915 for the fiscal years ended December 31, 2010 and 2009, respectively.  This decrease was due to Hubei Minkang PRC’s decision to not accrue management fees $147,519 in 2010 as it did in 2009.

Interest Expenses:  Interest expenses were $141,597 and $169,805 for the fiscal years ended December 31, 2010 and 2009, respectively.  This decrease was due to the repayment of certain loans in 2010, which reduced interest expenses.

Net Income:  The net income was $2,204,431 and $800,806 for the fiscal years ended December 31, 2010 and 2009, respectively.  The increase in net income of $1,403,625 resulted primarily from the increase in sales of Yinxing Dame Zhusheye to $9,561,920 in 2010 from $5,920,287 in 2009.

Statements of Cash Flows

During year 2010 our net cash increased by $55,990, which included net cash provided by operating activities of $3,681,203, net cash used in investing activities of ($700,640) and net cash used in financing activities of ($3,027,489) and effect of exchange rate changes on cash of $102,916.

Cash Flow from Operating Activities

Net cash provided by operating activities of $3,681,203 was mainly comprised of (i) net income of $2,204,431; (ii) non-cash inventory reserve, depreciation and amortization expense adjustments of $549,091; and (iii) collection of banker’s acceptance notes receivable of $1,382,025, increases in accounts receivable of $1,147,730 and inventories of $503,086 from operating assets; increases in accounts payable of $418,647, taxes payable of 681,140, accrued expenses and other current liabilities of $200,577 and utilization of customer deposits of 521,953 from operating liabilities.

Cash Flow used in Investing Activities

Net cash used in investing activities of $700,640 included payment toward restricted cash – unearned government grant of $453,734 and purchases of property, plant and equipment of $409,044.

Cash Flow used in Financing Activities

Net cash used in financing activities of $3,027,489 consisted of proceeds from loan payable of $846,971 and repayments of loan payable of $846,971, advances from stockholders of $955,436 and repayment of long term debt of $2,072,053.

For the Six Month Period Ended June 30, 2011

Liquidity and Capital Resources

The operations of Hubei Minkang PRC are located in China, and its accounting records are maintained in Chinese Renminbi Yuan.  The functional currency is the Chinese Renminbi Yuan.  For financial reporting purposes, assets and liabilities denominated in the functional currency are translated into U.S. Dollars at the rate in effect at the balance sheet date.  Exchange rates in effect at June 30, 2010 and 2011 were US$0.1469 and US$0.1547 per Renminbi Yuan, respectively.

HBMK had cash of $3,563,798 as of June 20, 2011.

As at June 30, 2011, Hubei Minkang PRC had loans payable of $1,547,269 due to Bank of Communications Limited, Yichang Branch, collateralized by certain of Hubei Minkang PRC’s buildings and land use rights, with interest at 110% of the bank’s benchmark rate, per annum (5.841%), payable monthly, which the principal is due and payable on May 5, 2012.  Furthermore, as at June 30, 2011, Hubei Minkang PRC had a loans payable of $773,635 and $773,634 due to Yichang City Commercial Bank, collateralized by certain of Hubei Minkang PRC’s buildings and land use rights, with interest at 110% of the bank’s benchmark rate, per annum (6.435%), payable monthly, with the principal due and payable on January 20, 2012 and April 7, 2012, respectively.

HBMK’s primary source of funds for the interim period ended June 30, 2011, included cash flow from operations and loans from the Bank of Communications, Yichang Branch and the Yichang City Commercial Bank.  During the next 12 months, management anticipates proceeding with expansion plans to acquire at least a 51% interest of a sales distribution company for approximately $1.5 million and to increase commercialization of Hubei Minkang PRC’s products including the marketing distribution of existing and potential future products which is anticipated to cost approximately $700,000.  However, if we are not able to raise the required funds for such expansion plans, then we may have to delay some or all of our expansion plans.

Results of Operations

Revenues: Hubei Minkang PRC had sales of $5,123,785 and total cost of goods sold of $2,693,733 for the six month period ended June 30, 2011 as compared to sales of $6,606,148 and total cost of goods sold of $3,072,827 for the six month period ended June 30, 2011.  The decrease in sales was due to decreased sales of Yinxing Dame Zhusheye and An Ka Huangmin Jiaonang.  Yinxing Dame Zhusheye accounted for $3,115,261 of sales revenue in the six month period ended June 30, 2011 and $4,234,541 of sales revenue in the six month period ended June 30, 2010.  An Ka Huangmin Jiaonang accounted for $947,900 of sales revenue in the six month period ended June 30, 2011 and $1,136,257 of sales revenue in the six month period ended June 30, 2010.

Selling Expenses:  Selling expenses were $821,571 and $1,058,077 for the six month periods ended June 30, 2011 and 2010, respectively.  This decrease was due to the decreased amount of sales for the six month period ended June 30, 2011.

Research and Development:  Research and Development expenses were $11,030 and $14,887 for the six month periods ended June 30, 2011 and 2010, respectively.

General and Administrative Expenses:  General and Administrative expenses were $1,017,265 and $864,710 for the six month periods ended June 30, 2011 and 2010, respectively.  This increase was due to the increase in office expense and labour insurance during the six month period ended June 30, 2011.

Interest Expenses:  Interest expenses were $68,738 and $80,711 for the six month periods ended June 30, 2011 and 2010, respectively.  This decrease was due to the repayment of certain loans in 2010, which reduced interest expenses.

Net Income:  The net income was $407,515 and $1,048,396 for the six month periods ended June 30, 2011 and 2010, respectively.  The decrease in net income of $640,881 resulted primarily from a decrease in sales of Yinxing Dame Zhusheye and An Ka Huangmin Jiaonang. The sales of Yinxing Dame Zhusheye decreased by $1,119,280 for the six month period ended June 30, 2011, compared to the six month period ended June 30, 2010.  The sales of An Ka Huangmin Jiaonang decreased by $188,357 for the six month period ended June 30, 2011, compared to the six month period ended June 30, 2010.

Statements of Cash Flows

During the six months ended June 30, 2011, our net cash increased by $2,168,993, which included net cash used in operating activities of ($11,915), net cash used in investing activities of ($81,126) and net cash provided by financing activities of $2,228,067 and effect of exchange rate changes on cash of $33,967.

Cash Flow from Operating Activities

Net cash used in operating activities of $11,915 was mainly comprised of (i) net income of $407,515; (ii) non-cash depreciation and amortization expense adjustments of $271,996; and (iii) collection of accounts receivable of $1,046,657, increase in banker’s acceptance notes receivable of $348,522, inventories of $413,047 and prepayments and other current assets of $166,771 from operating assets, increases in customer deposits of $772,213, decreases in accounts payable of $275,501, taxes payable of 748,391, and accrued expenses and other current liabilities of $558,064 from operating liabilities.

Cash Flow used in Investing Activities

During the six month period ended June 30, 2011, cash used in investing activities of $81,126 consisted of purchases of property, plant and equipment of $81,126.

Cash Flow provided by Financing Activities

During the six month period ended June 30, 2011, cash provided by financing activities of $2,228,067 consisted of proceeds from loans payable of $3,094,538 and repayment of loans payable of $866,471.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Summary of Significant Accounting Policies

HBMK’s significant accounting policies and critical accounting assumption and estimates are as follows:

           Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates include the fair value of financial instruments; allowance for doubtful accounts; normal production capacity, inventory valuation and obsolescence; the carrying value and recoverability of long-lived assets, including the values assigned to and estimated useful lives of property, plant and equipment, land use rights, and purchased formulae; revenue and government grant realized or realizable and earned, sales returns and allowances; value added tax rate, income tax rate and related tax provision; and foreign currency exchange rate.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of financial instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, restricted cash – unearned government grants, banker’s acceptance notes receivable, accounts receivable, advance on purchases, prepayments and other current assets, accounts payable, customer deposits, taxes payable, unearned government grants, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s loans payable, and long-term debt approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2011 and 2010.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fair value of non-financial assets or liabilities measured on a recurring basis

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property, plant and equipment, land use rights, and purchased formulae are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities.  These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions.  Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets.  Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows.  A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income and comprehensive income (loss).

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts.  The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

There was no allowance for doubtful accounts at June 30, 2011 or December 31, 2010.

The Company does not have any off-balance-sheet credit exposure to its customers.

Inventories

The Company values inventories, consisting of raw materials, packaging material and finished goods, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method for raw materials and packaging materials and the weighted average cost method for finished goods. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

The Company follows paragraph 330-10-30-3 of the FASB Accounting Standards Codification for the allocation of production costs and charges to inventories.  The Company allocates fixed production overhead to inventories based on the normal capacity of the production facilities expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance.  Judgment is required to determine when a production level is abnormally low (that is, outside the range of expected variation in production).  Factors that might be anticipated to cause an abnormally low production level include significantly reduced demand, labor and materials shortages, and unplanned facility or equipment down time.  The actual level of production may be used if it approximates normal capacity.  In periods of abnormally high production, the amount of fixed overhead allocated to each unit of production is decreased so that inventories are not measured above cost.  The amount of fixed overhead allocated to each unit of production is not increased as a consequence of abnormally low production or idle plant and  unallocated overheads of underutilized or idle capacity of the production facilities are recognized as period costs in the period in which they are incurred rather than as a portion of the inventory cost.

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations. Other significant estimates include the allocation of variable and fixed production overheads. While variable production overheads are allocated to each unit of production on the basis of actual use of production facilities, the allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the Company’s production facilities, and recognizes abnormal idle facility expenses as current period charges. Certain costs, including categories of indirect materials, indirect labor and other indirect manufacturing costs which are included in the overhead pools are estimated. The management of the Company determines its normal capacity based upon the amount of operating hours of the manufacturing machinery and equipment in a reporting period.

Property, plant and equipment

Property, plant and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to twenty (20) years.  Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of income and comprehensive income (loss).  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Land use rights

Land use rights represent the cost to obtain the rights to use certain parcels of land in the City of Yichang, Hubei Province, PRC.  Land use rights are carried at cost and amortized on a straight-line basis over the lives of the rights of fifty (50) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Purchased formulae

The Company has adopted paragraph 350-30-25-3 of the FASB Accounting Standards Codification for purchased formulae.  Under the requirements, the Company amortizes the costs of purchased formulae over their estimated useful lives of ten (10) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (i) affiliates of the Company; (ii) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (iii) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (iv) principal owners of the Company; (v) management of the Company; (vi) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (vii) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  (i) the nature of the relationship(s) involved; (ii) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (iii) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (iv) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives the majority of its revenue from sales contracts with customers with revenues being generated upon the shipment of goods.  Persuasive evidence of an arrangement is demonstrated via invoice, product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from trucking or rail company and title transfers when the goods arrive at their destination, based on free on board (“FOB”) destination; the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”).  The Company is subject to VAT which is levied on the all of the Company’s products at the rate of 17% on the invoiced value of sales.  Sales or Output VAT is borne by customers in addition to the invoiced value of sales and Purchase or Input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales, if any.

Research and development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.  The research and development arrangements usually involve one specific research and development project for the development of a specific drug compound.  Often times, the Company makes non-refundable advances upon signing of these arrangements.  The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification (formerly Emerging Issues Task Force Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities”) for those non-refundable advances.  Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the related goods are delivered or the related services are performed.  The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered.  If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income (loss) in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Foreign currency translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered.  If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss).  If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant subsidiary’s local currency to be the functional currency for its foreign subsidiary.

The financial records of the Company are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency.  Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC.  Commencing July 21, 2005, China adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies.  The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per U.S. dollar to approximately RMB 8.11 per U.S. dollar on July 21, 2005.  Since then, the PBOC administers and regulates the exchange rate of the U.S. dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its financial statements.  Management believes that the difference between RMB vs. U.S. dollar exchange rate quoted by the PBOC and RMB vs. U.S. dollar exchange rate reported by OANDA Corporation were immaterial.  Translations do not imply that the RMB amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars.  Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates for the respective periods:

	June 30, 2011	December 31, 2010	June 30, 2010	December 31, 2009

Balance sheet	6.4630	6.6118	6.8086	6.8372

Statement of operations and comprehensive income (loss)	6.4924	6.7788	6.8374	6.8409

Comprehensive income (loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification (“Section 220-10-45”) to present comprehensive income (loss).  Section 220-10-45 establishes rules for the reporting of comprehensive income (loss) and its components.  Comprehensive income (loss), for the Company, consists of net income and foreign currency translation adjustments and is presented in the Company’s consolidated statements of income and comprehensive income (loss) and stockholders’ equity.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (i) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (ii) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

For complete summary of significant accounting policies please refer to Note 2 to the consolidated financial statements.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•
An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

PROPERTIES

Hubei Minkang PRC headquarters are located in Yichang, Hubei Province, China.  The corporate headquarters, production facilities, quality control centre, warehouse and sales offices are located on a 452,117 sq. ft. (42,000sq. m.) property on a small island in the Yangtze River, which flows through the city. In all, there are 59 buildings on the site. The property is about the size of four premier league soccer pitches or 6.5 American football fields.

There are three GMP certified facilities; seven production lines and two production facilities.

Facilities and capacities include:
•	tablet production line (350,000 pieces / 8 hrs)
•	bottling line for large format (500 ml) oral medicine (1,000 btls / hr)
•	bottling line for small format (20 ml) oral medicine (10,000 btls/hr)
•	injection line (5 ml) 10,000/hrs; 10 ml/8,000/hr
•	tablet coating equipment to preserve freshness (350,000 pieces/4 hrs.)
•	distillation system for purifying water for injection drugs (1 ton/hr)
•	tablet packaging equipment(300,000/8 hrs)

Hubei Minkang PRC has been systematically retooling, upgrading and expanding its processing and production facilities to meet the revised GMP standards as of January 2008.  These have included upgrades or the acquisition of new production and quality control equipment.

In the future, we intend to invest further in:
•	Separation Membrane Technology;
•	Fluid extraction Technology; and
•	Finger-print QC techniques.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 21, 2011, regarding beneficial ownership of common stock of the Company by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each current director, nominee and executive officer of the Company and (iii) all current officers and directors as a group.  The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the SEC.  Except as otherwise indicated below, the shareholders listed possess sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Lee Tong Tai President, Chief Executive Officer and Director Blk. 2, Normanton Park, #04-151 Normanton Park, Singapore 118999	10,065,061	(3)	23.4%
Johnny Lian Tian Yong Director BLK. 84, Jalan Daud, #06-01, Windy Heights Singapore 419593	1,675,000	(4)	3.9%
Ang Siew Khim Treasurer, Secretary and Director 39B Daisy Road Singapore 359452	2,052,007	(5)	4.8%
Loke Hip Meng Chief Financial Officer 59 How Sun Walk Singapore 538470	0		*
Lee Tong Jiuh 293 Bishan Street 22, #20-83 Singapore	3,316,500	(6)	7.7%
Tay Ah Meng 13 Jalan Kurnia Singapore	2,261,250	(7)	5.3%
Koh Cheok Kow 350 Hougang Avenue 7, #10-647 Hougang N3 (HUDC), Singapore	2,259,068	(8)	5.2%
Hsien Loong Wong 117A Owen Road Singapore 218923	1,812,500		4.2%
All Officers, Directors as a Group (4 persons)	13,792,068		32%

*	Less than 1%
(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 21, 2011.

(2)	Based on 43,047,169 shares of our common stock issued and outstanding as of September 21, 2011.
(3)
This figure includes 7,117,898 shares owned directly by Mr. Lee Tong Tai, 1,984,170 shares owned by Mr. Lee Tong Tai’s wife, Ms. Tey Kim Kee and 962,993 shares owned by Mr. Lee Tong Tai’s son, Mr. Lee Wei Meng, which are deemed to be indirectly beneficially owned by Mr. Lee Tong Tai.  However, Mr. Lee Tong Tai disclaims beneficial ownership of the 962,993 shares owned by his son.

(4)	This figure includes 1,675,000 shares owned directly by Mr. Johnny Lian Tian Yong.
(5)	This figure includes 2,052,007 shares owned directly by Ms. Ang Siew Khim.
(6)
This figure includes 2,052,007 shares owned directly by Mr. Lee Tong Jiuh and 1,264,493 shares owned by Mr. Lee Tong Jiuh’s wife, Ms. Jesseline Siah Chiew Choon, which are deemed to be indirectly beneficially owned by Mr. Lee Tong Jiuh.

(7)
This figure includes 2,052,007 shares owned directly by Mr. Tay Ah Meng and 209,243 shares owned by Mr. Tay Ah Meng’s wife, Ms. Toh Ling Ling, which are deemed to be indirectly beneficially owned by Mr. Tay Ah Meng.

(8)
This figure includes 207,044 shares owned directly by Mr. Koh Cheok Kow and 2,052,024 shares owned by Mui Chark (Private) Limited, which are deemed to be indirectly owned and controlled by Mr. Koh Cheok Kow in his capacity as a director of Mui Chark (Private) Limited.

Change in Control

Effective August 10, 2007, Mr. Hsien Loong Wong was appointed as a director and Secretary of the Company, and on December 31, 2007, Mr. Wong was appointed as the President, CEO, CFO and Treasurer of the Company after Mr. Zhu Hua Yin resigned from the positions of President, CEO, CFO, Treasurer and director on December 31, 2007.

On December 31, 2007, Mr. Hsien Loong Wong, in consideration of an amount of $200,000, agreed to purchase all 11,250,000 shares (90,000,000 pre-split shares) of our outstanding common stock, representing 66.67% of shares of our outstanding common stock at the time, from Mr. Zhu Hua Yin.

Effective April 18, 2008, Mr. Hsien Loong Wong, who held in aggregate 11,812,500 shares (94,500,000 pre-split shares) of our outstanding common stock, representing 70% of shares of our outstanding common stock at the time, voluntarily agreed to surrendered for cancellation in aggregate 10,000,000 shares (80,000,000 pre-split shares) of common stock in order to encourage equity investment into the Company.  The cancellation of these 10,000,000 shares (80,000,000 pre-split shares) took place on April 18, 2008, resulting in Mr. Wong reducing his share holdings to only 1,812,500 shares (14,500,000 pre-split shares) registered in his name.

In accordance with the terms of the share exchange agreement, there will be a change in the majority of our directors upon completion of the share exchange agreement.  Following the closing, our board of directors will be comprised of Lee Tong Tai, Johnny Lian Tian Yong and Ang Siew Khim.  In addition, pursuant to the terms of the share exchange agreement, on September 21, 2011, we delivered 33,500,000 shares of our common stock to the shareholder vendors of HBMK as consideration for the acquisition of all of the issued and outstanding shares of HBMK.  As of the date hereof, the new board of directors and management of the Company owns in aggregate 32% of the issued and outstanding shares of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Lee Tong Tai	President, Chief Executive Officer and Director	60	September 21, 2011
Johnny Lian Tian Yong	Director	45	September 21, 2011
Ang Siew Khim	Secretary, Treasurer and Director	40	September 21, 2011
Loke Hip Meng	Chief Financial Officer	56	September 21, 2011

Business Experience of Directors and Executive Officers

The following is a brief account of the education and business experience of each of the directors and executive officers that were appointed upon the closing of the share exchange agreement during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Lee Tong Tai

Mr. Lee Tong Tai graduated from Nanyang University in Singapore with a Bachelor of Commerce degree in 1978 majoring in Management and Finance.  Mr. Lee launched his career with the Singapore Armed Forces (SAF) where from a cadet, he worked his way up and consequently held numerous key positions including Chief Engineer Officer of the Army and Chief of Staff of the 9th Singapore Combined Arms Division  Mr. Lee served for 27 years in the SAF.  In 2002, Mr. Lee incorporated Bizpoint International Ltd. where he is the Chairman and Chief Executive Officer.  Bizpoint International Ltd. is in the business of providing IT solutions and software development tools for customers in various industries such as retail, manufacturing, food and beverage, logistings, chemical and others.  Bizpoint International Ltd. is a public company quoted on the Singapore Over-The-Counter Platform and trades under the symbol “BP.OC”.  In 2005, Mr. Lee started a multi-faceted business named Sensori Holding(S) Pte. Ltd. which contained a pharmaceutical company in China, a dental chain, a spa institution and a distribution network of cosmetic products.  Mr. Lee is the Chairman and Chief Executive Officer of Sensori Holding(S) Pte. Ltd.  The pharmaceutical company under Sensori Holdings was Hubei Minkang Pharmaceutical Co., Ltd., which was sold by Sensori Holdings to HBMK Pharmaceutical Limited in October of 2010 as part of a restructuring plan.  Mr. Lee is the Deputy Chairman and a director of Hubei Minkang Pharmaceutical Co., Ltd.

Johnny Lian Tian Yong

Mr. Johnny Lian Tian Yong is the Chairman of JAS Singapore Group of Companies, a Singapore corporation, that has subsidiary and affiliate businesses spanning more than 13 countries covering medical and hospitality services, finance and investments, logistics, human resources and professional development, green technologies and information technology services.  Mr. Lian has been the Chairman of JAS Singapore Group of Companies since October 1992. From October 2000 to present, Mr. Lian has been a director of JAS Medical Screening Centre Pte., Ltd., a Singapore corporation, which provides health services for the needy and medical screening for Chinese immigrants, foreign workers and foreign students coming into Singapore.  From June, 1996, to present, Mr. Lian has been a director of JAS Employment Agency Pte., Ltd., a Singapore corporation, which facilitates the influx of foreign workers and immigrants applying for work and residence in Singapore. From June, 2004, to present, Mr. Lian has been a director of JAS Plastic Industries Pte., Ltd., a Singapore corporation, which is involved in recycling waste plastics from corporations around the world into useful products.  From September, 2005, to present, Mr. Lian has been a director of JAS Marketing Pte., Ltd., a Singapore corporation, which provides business consulting concentrating on establishing trading ties with other companies, cooperation and consensus with fellow partners in the industry and identifying market threats and opportunities. From June, 2003, to present, Mr. Lian has been a director of JAS Technology Pte., Ltd., a Singapore corporation, which is in the business of remote video surveillance for world-wide locations through Wi-Fi and GPRS, as well as providing spare marine hardware for commercial and pleasure users of the sea.  From January, 2007, to present, Mr. Lian has been a director of JASTROL Pte., Ltd., a Singapore corporation, which functions as a gold bullion broker, dealer and also as a goldsmith in Singapore.  Mr. Lian is also currently the CEO, President, Chairman and a director of TechMedia Advertising, Inc., which intends to operate the business of displaying mobile digital advertising platforms in public transportation vehicles such as long-distance buses and trains in India (OTC Pink:  TECM), as well as a director of Affinity Gold Corp., a mineral exploration company concentrating on gold exploration in Peru and Latin America (OTC Pink: AFYG).

Ang Siew Khim

Ms. Ang Siew Khim graduated from Curtin University of Technology in Australia with a Bachelor of Commerce in 2003 majoring in Finance and Marketing.  From 2002 to 2008, Ms. Ang has been the Executive Director and Chief Financial Officer of Bizpoint International Ltd. and was a key person in developing the business strategies and formulating the overseas marketing master plan for Bizpoint International Ltd.  Bizpoint International Ltd. is in the business of providing IT solutions and software development tools for customers in various industries such as retail, manufacturing, food and beverage, logistings, chemical and others.  Bizpoint International Ltd. is a public company quoted on the Singapore Over-The-Counter Platform and trades under the symbol “BP.OC”.  From 2005 to present, Ms. Ang has been the Executive Director and group Chief Financial Officer for Sensori Holding(S) Pte. Ltd.  Sensori Holding(S) Pte. Ltd. controls a pharmaceutical company in China, a dental chain, a spa institution and a distribution network of cosmetic products.  The pharmaceutical company under Sensori Holdings was Hubei Minkang Pharmaceutical Co., Ltd., which was sold by Sensori Holdings to HBMK Pharmaceutical Limited in October of 2010 as part of a restructuring plan.  Ms. Ang is the CFO and a director of Hubei Minkang Pharmaceutical Co., Ltd.

Loke Hip Meng

Mr. Loke Hip Meng earned his MBA from University of Leicester in 1999, a Bachelor of Commerce degree from Nanyang University in Singapore in 1978 and a graduate diploma in Business Administration from the Singapore Institute of Management in 1988.  Mr. Loke is also a Fellow Member of the Certified Public Accountants, Australia; a Fellow Member of the Institute of Certified Public Accountants of Singapore; and a Fellow Member of the Association of Chartered Certified Accountants of the United Kingdom.  From 1978 to 1981, Mr. Loke was a senior auditor for Deloitte Huskin & Co.  From 1982 to 2004, Mr. Loke was an accountant and principal auditor for Jurong Town Corporation.  From 2004 to present, Mr. Loke has been the Executive Director of Wahana Bersama Globalindo Investment Pte. Ltd. where Mr. Loke include fund management and the development and acquisition of new businesses as well as human resource functions.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.  However, Lee Tong Tai and Lee Tong Jiuh, who are both directors of HBMK and Hubei Minkang PRC are brothers.

EXECUTIVE COMPENSATION

Director Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding Board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation – Former Executive Officers

No director or executive officer of the Company received any cash compensation, bonuses, stock appreciation rights, long term compensation, stock awards or long-term incentive rights from the Company during the past three fiscal years.

Executive Compensation – current Executive Officers

We do not pay any compensation to our current executive officers at this time.  However, we reserve the right to compensate our executive officers in the future with cash, stock, options, or some combination of the foregoing.

Employment Agreements

None of our executive officers currently have employment agreements with us and the manner and amount of compensation for the above-referenced new officers and directors has not yet been determined.

Potential Payments Upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.  As a result, we have omitted this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5 delivered to us as filed with the SEC, our executive officers and directors, and persons who own more than 10% of our common stock timely filed all required reports pursuant to Section 16(a) of the Exchange Act for the year ended March 31, 2011.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Party Transactions

Since the beginning of our last fiscal year, neither of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which our Company was or is to be a participant and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years.

Review, Approval or Ratification or Transaction with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest.  Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliation’s of such person’s immediate family.  Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. These policies and procedures are not evident in writing.

Director Independence

During the year ended March 31, 2011, we did not have any independent directors on our Board. Mr. Hsien Loong Wong was not independent. However, pursuant to the closing of the share exchange agreement we have one independent director, Mr. Johnny Lian Tian Yong.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the SEC.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or 2% of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation.  There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “HBMK”.  Our common stock previously traded under the symbol “NXPE” from June 9, 2008 to October 20, 2010, under the symbol “BRPC” from September 20, 2007 until June 9, 2008, and under the symbol “DGTR” from December 22, 2006 to September 20, 2007 without any trading or volume as “DGTR”.

The following historical quotations obtained from online sources reflects the high and low bids for our common stock for the last eight quarters.  The bid prices represent quotations by dealers without adjustment for retail mark-up, mark-downs or commission and may not necessarily represent actual transactions.  Investors should not rely on historical prices of our common stock as an indication of its future price performance.

Quarter Ended	High ($)	Low ($)
June 30, 2011	$0.56	$0.17
March 31, 2011	$0.56	$0.45
December 31, 2010	$3.00	$0.65
September 30, 2010	Not available	Not available
June 30, 2010	Not available	Not available
March 31, 2010	$0.028	$0.0195
December 31, 2009	$0.02	$0.01
September 30, 2009	$0.05	$0.01
June 30, 2009	$0.055	$0.019

As of June 30, 2011, our common stock closed at price of $0.31.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system and certain other requirements are met.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.  The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity and price of our common stock.  Therefore, stockholders may have difficulty selling those securities.

Holders

As of September 21, 2011, prior to giving effect to the closing of the share exchange agreement, we had 9,547,169 shares of common stock issued and outstanding held by 57 shareholders of record.

Our stock transfer agent for our securities is Quicksilver Stock Transfer, LLC, 6623 Las Vegas Blvd. South, Ste. 255, Las Vegas, NV  89119; telephone: 702-629-1883; fax: 702-562-9791.

Dividends

Since our inception, we have not paid dividends on our common stock and do not anticipate paying dividends in the near future.  We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends.  Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time.  All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

On September 14, 2010, we issued 2,352,941 shares of our common stock to Sek Toh Tan with respect to the conversion of a debt of $400,000 owing to him from the Company at a conversion price of $0.17 per share.  We believe that the issuance is exempt from registration under Regulation S and/or Section 4(2) under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On September 14, 2010, we issued 3,000,000 shares of our common stock to Ong Cheng Guan with respect to the conversion of a debt of $510,000 owing to him from the Company at a conversion price of $0.17 per share.  We believe that the issuance is exempt from registration under Regulation S and/or Section 4(2) under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On September 14, 2010, we issued 3,000,000 shares of our common stock to Ket Kaew Wimontha with respect to the conversion of a debt of $510,000 owing to him from the Company at a conversion price of $0.17 per share.  We believe that the issuance is exempt from registration under Regulation S and/or Section 4(2) under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On April 27, 2011, we issued 21,850 shares of our common stock to two individuals due to the closing of our private placement at $1.50 per share for total gross proceeds of $32,775.  We believe that the issuances are exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On June 29, 2011, we issued 714,788 shares of our common stock to an individual in Singapore pursuant to an Agreement for Conversion of Indebtedness to Common Stock, dated June 28, 2011, entered into with the individual in Singapore at a price of $0.25 per share resulting in the elimination of $178,697 of indebtedness on our books.  We believe that the issuance is exempt from registration pursuant to Section 3(a)(9) and/or Regulation S promulgated under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

In addition, on June 29, 2011, we issued 714,784 shares of our common stock to an individual in Malaysia pursuant to an Agreement for Conversion of Indebtedness to Common Stock, dated June 28, 2011, entered into with the individual in Malaysia at a price of $0.25 per share resulting in the elimination of $178,696 of indebtedness on our books.  We believe that the issuance is exempt from registration pursuant to Section 3(a)(9) and/or Regulation S promulgated under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

In connection with the closing of the share exchange agreement, we issued a total of 33,500,000 shares of our common stock to the holder of capital stock of HBMK in exchange for us receiving 100% of the issued and outstanding shares in the capital of HBMK.  No underwriters were involved in the acquisition described herein.  We believe that the issuances are exempt from registration pursuant to Regulation S promulgated under the Securities Act as the securities were issued to the individuals/entities through an offshore transaction which was negotiated and consummated outside of the United States.

DESCRIPTION OF REGISTRANT’S SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws all as in effect upon the closing of the share exchange transaction. This description is only a summary. You should also refer to our articles of incorporation, all amendments thereto, and bylaws, as amended, which have been incorporated by reference therein to our Form 10-K filed with the SEC on July 12, 2011.

General

Our authorized capital stock consists of 168,750,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share, of which 43,047,169 shares of common stock are issued and outstanding subsequent to the closing of the share exchange agreement.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. There are no cumulative voting rights.  Except as otherwise required by law, or as provided in any resolution adopted by our board of directors with respect to any preferred stock, the holders of our common stock will possess all voting power. A majority of the outstanding shares of our corporation entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority of the shares represented at a meeting and entitled to vote thereat.  In addition, generally, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, is signed by a majority of our stockholders entitled to vote with respect to the subject matter thereof.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. There is no provision in our charter or bylaws that would delay, defer or prevent a change in control. Holders of our common stock shall be entitled to receive the remaining property of our company on dissolution after the creditors of our company and the holders of our preferred stock, if any, outstanding at the time have been satisfied.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share. We have no preferred shares outstanding.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of the Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

(a) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

(b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Nevada General Corporation Law.

(c) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada General Corporation Law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the Nevada General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated by reference herein.

ITEM 4.01  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

In connection with the closing of the share exchange agreement and our determination to treat the acquisition of HBMK as a reverse acquisition resulted in a change of our independent registered public accounting firm, such that, effective September 21, 2011, Silberstein Ungar, PLLC (“SU”), was dismissed as our independent registered public accounting firm and we engaged Li & Company, PC as our independent registered public accounting firm.

SU’s report on our financial statements dated June 28, 2011 for the two most recent fiscal years ended March 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that SU’s report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

In connection with the audit of our financial statements for the two most recent fiscal years ended March 31, 2011 and 2010 and in the subsequent interim periods through the effective date of dismissal on September 21, 2011, there were no disagreements, resolved or not, with SU on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SU would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements for such years.

During the two most recent fiscal years ended March 31, 2011 and 2010 and in any subsequent interim periods through the effective date of dismissal of SU on September 21, 2011, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided SU with a copy of this current report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this current report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from SU dated September 22, 2011 is filed as Exhibit 16.1 to this current report on Form 8-K.

During the two most recent fiscal years ended March 31, 2011 and 2010, and any subsequent interim periods through the effective date of appointment of Li & Company, PC on September 21, 2011, we had not, nor had any person on our behalf, consulted with Li & Company, PC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor had Li & Company, PC provided to us a written report or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement as set forth in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as set forth in Item 304(a)(1)(v) of Regulation S-K with our former independent registered public accounting firm.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated by reference herein.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 21, 2011, in connection with the closing of the transactions contemplated under the share exchange agreement, Mr. Hsien Loong Wong resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  At the same time, Mr. Lee Tong Tai was appointed as our President and Chief Executive Officer, Ms. Ang Siew Khim was appointed as our Secretary and Treasurer, and Mr. Loke Hip Meng was appointed as our Chief Financial Officer.

In connection with the closing of the share exchange agreement, we agreed to appoint each of Lee Tong Tai, Ang Siew Khim and Johnny Lian Tian Yong to our board of directors.  An information statement in accordance with the requirements of Schedule 14(f) of the Securities Exchange Act of 1934, amended, and Rule 14f-1 promulgated thereunder, was filed with the Securities and Exchange Commission and mailed to each of our registered shareholders on July 12, 2011.  Upon the closing of the share exchange agreement and the effectiveness of the appointments of Lee Tong Tai, Ang Siew Khim and Johnny Lian Tian Yong to the board of directors, Hsien Loong Wong has agreed to resign as a director of our company.

Descriptions of Messrs. Lee Tong Tai, Johnny Lian Tian Yong, Loke Hip Meng and Ms. Ang Siew Khim business experience over the previous five years can be found under Item 2.01 above in the section titled “Directors and Executive Officers”.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

We have determined to treat the acquisition of HBMK as a reverse acquisition for accounting purposes and, as such, we have experienced a deemed year end change and will go forward using HBMK’s year end of December 31.  As a result, our next Form 10-Q filing for the three and nine months ended September 30, 2011 and subsequent filings will be based on a December 31 fiscal year end.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

Following the consummation of the share exchange agreement in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference herein, we believe that we are not a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  From and after the closing of the share exchange agreement, our primary operations consist of the business and operations of HBMK and its subsidiary Hubei Minkang PRC.

ITEM 7.01  REGULATION FD DISCLOSURE

On September 22, 2011, we issued a press release with respect to the closing of the share exchange agreement.

A copy of the press release is attached as Exhibit 99.11 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

The following financial statements are included in this Form 8-K/A (Amendment No. 1).

Financial Statements of HBMK Pharmaceutical Limited and Subsidiary, as at December 31, 2010 and 2009

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as at December 31, 2010 and 2009

Consolidated Statement of Income and Comprehensive Income (Loss) for the years ended Dec. 31, 2010 and 2009

Consolidated Statement of Cash Flows for the years ended Dec. 31, 2010 and 2009

Consolidated Statement of Shareholders’ Equity for the years ended Dec. 31, 2010 and 2009

Notes to the Financial Statements

Interim Financial Statements of HBMK Pharmaceutical Limited and Subsidiary, as at June 30, 2011

Consolidated Balance Sheet as at June 30, 2011 (Unaudited) and December 31, 2010

Consolidated Statement of Operations for the six month period ended June 30, 2011 and 2010 (Unaudited)

Consolidated Statement of Cash Flows for the six month period ended June 30, 2011 and 2010 (Unaudited)

Consolidated Statement of Shareholders’ Equity for the six month period ended June 30, 2011 (Unaudited) and the years ended Dec. 31, 2010 and 2009

Notes to the Financial Statements (Unaudited)

Unaudited Pro Forma Consolidated Financial Information

Introduction to Pro Forma Combined Financial Statements

Pro Forma Combined Balance Sheet as at June 30, 2011

Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 2011

Pro Forma Combined Statement of Operations for the three months ended June 30, 2011

Notes to the Pro Forma Combined Financial Statements

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1(1)	Share Exchange Agreement, dated July 8, 2011, among Hubei Minkang Pharmaceutical Ltd., HBMK Pharmaceutical Limited and all the shareholders of HBMK Pharmaceutical Limited.
3.1*	Articles of Incorporation
3.2*	Bylaws
3.3*	Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State on September 7, 2007
3.4*	Articles of Merger, filed with the Nevada Secretary of State on September 7, 2007
3.5*	Articles of Merger, filed with the Nevada Secretary of State on May 21, 2008
3.6*	Certificate of Change Pursuant to NRS 78.209, filed with the Nevada Secretary of State on September 29, 2010
3.7*	Articles of Merger, filed with the Nevada Secretary of State on September 29, 2010
10.1(2)	Extension Agreement, dated August 1, 2011, among Hubei Minkang Pharmaceutical Ltd., HBMK Pharmaceutical Limited and all the shareholders of HBMK Pharmaceutical Limited.
10.2(3)	Extension Agreement #2, dated August 16, 2011, among Hubei Minkang Pharmaceutical Ltd., HBMK Pharmaceutical Limited and all the shareholders of HBMK Pharmaceutical Limited.
10.3(4)	Loan Contract, dated January 20, 2011, among Hubei Minkang Pharmaceutical Co., Ltd. and Yichang Commerce Bank Co., Ltd. for RMB 5,000,000.
10.4(4)	Loan Contract, dated April 8, 2011, among Hubei Minkang Pharmaceutical Co., Ltd. and Yichang Commerce Bank Co., Ltd. for RMB 5,000,000.
10.5(4)	Loan Contract, dated May 5, 2011, among Hubei Minkang Pharmaceutical Co., Ltd. and Bank of Communications Co., Ltd., Yichang Branch, for RMB 10,000,000.

10.6(4)	Maximum Pledge Contract, dated December 23, 2010, among Hubei Minkang Pharmaceutical Co., Ltd. and Yichang Commerce Bank Co., Ltd.
10.7(4)	Maximum Pledge Contract, dated January 13, 2011, among Hubei Minkang Pharmaceutical Co., Ltd. and Bank of Communications Co., Ltd., Yichang Branch.
10.8(4)	Maximum Pledge Contract, dated May 1, 2011, among Hubei Minkang Pharmaceutical Co., Ltd. and Bank of Communications Co., Ltd., Yichang Branch.
16.1(4)	Letter from Silberstein Ungar, PLLC, dated September 22, 2011
99.1(4)	Certificates of Good Manufacturing Practices for Pharmaceutical Products issued by the State Food and Drug Administration to Hubei Minkang PRC.
99.2(4)	List of pharmaceutical product registration certificates received by Hubei Minkang PRC from the Food and Drug Administration Authority.
99.3(4)	List of pharmaceutical product registration certificates that have received re-registration in June 2011.
99.4(4)	List of pharmaceutical product registration certificates that are pending for re-registration.
99.5(4)	Free Sale Certificates obtained by Hubei Minkang PRC from Hubei Food and Drug Administration for the manufacture and free sale of 28 popular TCM products.
99.6(4)	Patent Certificates of Appearance Design for packaging received by Hubei Minkang PRC
99.7(4)	Notification of Granting Invention Patent, issued on May 19, 2011 having a patent definition of “a formula and Chinese medicine that prevents the reduction of platelet.”
99.8(4)	Notifications of Receipts of Patent Applications received by Hubei Minkang PRC
99.9(4)	Legal Opinion from Harney Westwood & Riegels, dated September 19, 2011 with respect to HBMK Pharmaceutical Limited.
99.10(4)	Legal Opinion from Dacheng Law Offices LLP, dated July 21, 2011, with respect to Hubei Minkang Pharmaceutical Co., Ltd.
99.11(4)	Press release dated September 22, 2011.

*    Filed herewith.
(1) Filed as an Exhibit to the Company’s current report on Form 8-K with the SEC on July 11, 2011, and incorporated by reference herein.
(2) Filed as an Exhibit to the Company’s current report on Form 8-K with the SEC on August 9, 2011, and incorporate by reference herein.
(3) Filed as an Exhibit to the Company’s current report on Form 8-K with the SEC on August 22, 2011, and incorporated by reference herein.
(4) Filed as an Exhibit to the Company’s current report on Form 8-K with the SEC on September 26, 2011, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2011

Hubei Minkang Pharmaceutical Ltd.

By:	/s/ Lee Tong Tai
Name:	Lee Tong Tai
Title:	President and Director

HBMK Pharmaceutical Limited

December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
HBMK Pharmaceutical Limited
Yichang, Hubei Province
P.R. China

We have audited the accompanying consolidated balance sheets of HBMK Pharmaceutical Limited and Subsidiary (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income (loss), stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the related consolidated statements of income and comprehensive income (loss), stockholders’ equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
August 31, 2011

HBMK Pharmaceutical Limited and Subsidiary

Consolidated Balance Sheets

	December 31, 2010	December 31, 2009

ASSETS
CURRENT ASSETS:
Cash	$1,394,805	$1,338,815
Restricted cash, unearned government grant	453,734	-
Banker's acceptance notes receivable	156,189	1,487,504
Accounts receivable, net	2,325,674	1,142,013
Advance on purchases	417,921	361,931
Inventories	2,408,027	1,904,865
Prepayments and other current assets	40,878	44,344

Total Current Assets	7,197,228	6,279,472

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	5,165,118	4,756,074
Accumulated depreciation	(619,987)	(351,147)

PROPERTY, PLANT AND EQUIPMENT, net	4,545,131	4,404,927

LAND USE RIGHTS
Land use rights	2,343,643	2,266,381
Accumulated amortization	(281,237)	(226,638)

LAND USE RIGHTS, net	2,062,406	2,039,743

PURCHASED FORMULAE
Purchased formulae	1,820,835	1,760,809
Accumulated amortization	(1,092,501)	(880,404)

PURCHASED FORMULAE, net	728,334	880,405

Total Assets	$14,533,099	$13,604,547

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$846,971	$819,049
Current maturities of long-term debt	-	2,003,744
Accounts payable	2,515,884	2,028,098
Customer deposits	122,078	622,799
Taxes payable	763,749	79,887
Advances from stockholders	808,922	1,706,193
Unearned government grant	453,734	-
Accrued expenses and other current liabilities	1,443,829	1,202,267

Total Current Liabilities	6,955,167	8,462,037

COMMITMENTS AND CONTENGENCIES

STOCKHOLDERS' EQUITY:

Common stock, $1.00 par value, 5,000,000 shares authorized, 3,620,000 shares issued and outstanding	3,620,000	3,620,000
Retained earnings	2,958,645	754,214
Acumulated other comprehensive income:
Foreign currency translation gain	999,287	768,296

Total Stockholders' Equity	7,577,932	5,142,510

Total Liabilities and Stockholders' Equity	$14,533,099	$13,604,547

See accompanying notes to the consolidated financial statements.

HBMK Pharmaceutical Limited and Subsidiary

Consolidated Statemments of Income and Comprehensive Income (Loss)

	For the Year	For the Year
	Ended	Ended
	December 31, 2010	December 31, 2009

NET REVENUES	$15,010,863	$11,654,109

COST OF GOODS SOLD
Cost of goods sold	6,803,474	5,754,901
Inventory lower of cost or market adjustments	63,266	-

Total cost of goods sold	6,866,740	5,754,901

GROSS PROFIT	8,144,123	5,899,208

OPERATING EXPENSES:
Advertising expenses	17,484	130,320
Selling expenses	2,583,098	2,341,436
Research and development	127,389	71,202
General and administrative expenses	1,935,468	2,083,915

Total operating expenses	4,663,439	4,626,873

INCOME FROM OPERATIONS	3,480,684	1,272,335

OTHER (INCOME) EXPENSE:
Government grants - energy conservation	(44,256)	-
Interest income	(13,934)	(7,679)
Interest expense	141,597	169,805
Other (income) expense	77,502	(57,582)

Other (income) expense, net	160,909	104,544

INCOME BEFORE TAXES	3,319,775	1,167,791

INCOME TAX PROVISION	1,115,344	366,985

NET INCOME	2,204,431	800,806

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	230,991	(8,919)

COMPREHENSIVE INCOME	$2,435,422	$791,887

See accompanying notes to the consolidated financial statements.

HBMK Pharmaceutical Limited and Subsidiary

Consolidated Statement of Stockholders' Equity
For the Year ended December 31, 2010 and 2009

	Common Stock, $1.00 Par Value			Accumulated Other Comprehensive Income (Loss)
	Shares	Amount	Retained Earnings (Deficit)	Foreign Currency Translation Gain (Loss)	Total Stockholders' Equity

Balance, December 31, 2008	3,620,000	$3,620,000	$(46,592)	$777,215	$4,350,623

Comprehensive income
Net income			800,806		800,806
Other comprehensive income (loss):
Foreign currency translation gain (loss)				(8,919)	(8,919)

Total comprehensive income					791,887

Balance, December 31, 2009	3,620,000	3,620,000	754,214	768,296	5,142,510

Comprehensive income
Net income			2,204,431		2,204,431
Other comprehensive income (loss):
Foreign currency translation gain (loss)				230,991	230,991

Total comprehensive income					2,435,422

Balance, December 31, 2010	3,620,000	$3,620,000	$2,958,645	$999,287	$7,577,932

See accompanying notes to the consolidated financial statements.

HBMK Pharmaceutical Limited and Subsidiary

Consolidated Statements of Cash Flows

	For the Year	For the Year
	Ended	Ended
	December 31, 2010	December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,204,431	$800,806

Adjustments to reconcile net income to net cash provided by operating activities Reserve for inventory obsolescence	63,266	-
Depreciation expense	256,869	226,964
Amortization expense	228,956	221,408
Changes in operating assets and liabilities:
Banker's acceptance notes receivable	1,382,025	(1,487,504)
Accounts receivable	(1,144,730)	1,090,758
Inventories	(503,086)	(592,232)
Prepayments and other current assets	4,978	15,494
Accounts payable	418,647	129,301
Customer deposits	(521,953)	388,140
Taxes payable	681,140	76,559
Accrued expenses and other current liabilities	200,577	441,200

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,681,203	1,373,984

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment toward restricted cash - unearned government grant	(453,734)	-
Release of restricted cash	-	-
Purchases of property, plant and equipment	(246,906)	(371,055)

NET CASH USED IN INVESTING ACTIVITIES	(700,640)	(371,055)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable	846,971	160,885
Repayment of loan payable	(846,971)	-
Payments received from (repayments made to) stockholders	(955,436)	(308,901)
Repayment of long-term debt	-	(175,510)
Repayment of long-term debt	(2,072,053)	(131,633)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,027,489)	(455,159)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	102,916	(1,269)

NET CHANGE IN CASH	55,990	546,501

Cash at beginning of year	1,338,815	792,314

Cash at end of year	$1,394,805	$1,338,815

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$141,597	$169,805
Income taxes paid	$685,858	$327,362

See accompanying notes to the consolidated financial statements.

HBMK Pharmaceutical Limited and Subsidiary
December 31, 2010 and 2009
Notes to the Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND OPERATIONS

HBMK Pharmaceutical Limited (“HBMK” or the “Company”) was incorporated on June 29, 2010 under the laws of the Territory of the British Virgin Islands (“BVI”).  HBMK was formed by the stockholders of Sensori Holdings (S) Pte Ltd., the sole stockholder of Hubei Minkang Pharmaceutical Co., Ltd. for the sole purpose of acquiring all of the registered and contributed capital of Hubei Minkang Pharmaceutical Co., Ltd.  For the period from June 29, 2010 (inception) through October 12, 2010 (the date of recapitalization), HBMK was inactive and had no assets or liabilities.

Hubei Minkang Pharmaceutical Co., Ltd. (“Minkang”) was incorporated on December 18, 2003 under the laws of the People’s Republic of China.  Minkang engages in the development, manufacturing and distribution of pharmaceutical products.

Merger of Minkang

On October 12, 2010 HBMK acquired all of the registered and contributed capital of Minkang from Sensori Holdings (S) Pte Ltd., Minkang’s then sole stockholder in exchange for 3,620,000 shares of the HBMK’s common stock.  The number of shares issued represented 100% of the issued and outstanding common stock immediately after the consummation of the Minkang acquisition.

As a result of the ownership interests of the former stockholder of Minkang, for financial statement reporting purposes, the merger between HBMK and Minkang has been treated as a reverse acquisition with Minkang deemed the accounting acquirer and HBMK deemed the accounting acquiree under the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of Minkang (the accounting acquirer) are carried forward to HBMK (the legal acquirer and the reporting entity) at their carrying value before the acquisition.  The acquisition process utilizes the capital structure of HBMK and the assets and liabilities of Minkang which are recorded at historical cost.  The equity of the combined entity is the historical equity of Minkang retroactively restated to reflect the number of shares issued by HBMK in the transaction.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Company prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the People’s Republic of China (“PRC GAAP”), the accounting standards used in the place of their domicile.  The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books of account of the Company to present them in conformity with U.S. GAAP.

Principles of consolidation

Pursuant to Paragraph 805-50-15-6 of the FASB Accounting Standards Codification the financial statements of HBMK and Minkang are being combined as if the acquisition of Minkang had occurred as of the first date of the first period presented giving retroactive effect to the issuance of the common stock.

The consolidated financial statements include all accounts of the Company as of December 31, 2010 and for the period from June 29, 2010 (inception) through December 31, 2010; and all accounts of Minkang as of December 31, 2010 and 2009 and for the years then ended.  All inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include the fair value of financial instruments; allowance for doubtful accounts, foreign currency, normal production capacity, inventory valuation and obsolescence; the carrying value and recoverability of long-lived assets, including the values assigned to and the estimated useful lives of property, plant and equipment, land use rights, and purchased formulae; interest rates; revenue and government grant realized or realizable and earned, sales returns and allowances, and income tax rate and income tax provision and foreign currency exchange rate and functional currency assumption.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of financial instruments measured on a recurring basis

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, restricted cash – unearned government grants, banker’s acceptance notes receivable, accounts receivable, advance on purchases, prepayments and other current assets, accounts payable, customer deposits, taxes payable, unearned government grants, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s loans payable, and long-term debt approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2010 and 2009.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fair value of non-financial assets or liabilities measured on a recurring basis

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property, plant and equipment, land use rights, and purchased formulae are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities.  These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions.  Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets.  Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows.  A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income and comprehensive income (loss).

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Restricted cash, unearned government grants

The Company follows paragraph 210-10-45-4 of the FASB Accounting Standards Codification for restricted cash, unearned government grants. Restricted cash, unearned government grants represents grants received from the City of Yichang government in September 2010 to be used in the Company’s environmental protection and improvement projects.

Banker’s acceptance notes receivable

The Company accepts bankers’ acceptance notes in payment of accounts receivable with certain customers.  These notes are usually of a short term nature, approximately three to nine months in length.  They are non-interest bearing, are due on the date of maturity; are paid by the customers’ bank or credit worthy issuer upon presentation.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts.  The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

There was no allowance for doubtful accounts at December 31, 2010 or 2009.

The Company does not have any off-balance-sheet credit exposure to its customers.

Advance on purchases

Advance on purchases primarily represents amounts paid to vendors for future delivery of products ranging from three (3) months to nine (9) months, all of which are fully or partially refundable depending upon the terms and conditions of the purchase agreements.

Inventories

The Company values inventories, consisting of raw materials, packaging material and finished goods, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method for raw materials and packaging materials and the weighted average cost method for finished goods. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

The Company follows paragraph 330-10-30-3 of the FASB Accounting Standards Codification for the allocation of production costs and charges to inventories.  The Company allocates fixed production overhead to inventories based on the normal capacity of the production facilities expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance.  Judgment is required to determine when a production level is abnormally low (that is, outside the range of expected variation in production).  Factors that might be anticipated to cause an abnormally low production level include significantly reduced demand, labor and materials shortages, and unplanned facility or equipment down time.  The actual level of production may be used if it approximates normal capacity.  In periods of abnormally high production, the amount of fixed overhead allocated to each unit of production is decreased so that inventories are not measured above cost.  The amount of fixed overhead allocated to each unit of production is not increased as a consequence of abnormally low production or idle plant and  unallocated overheads of underutilized or idle capacity of the production facilities are recognized as period costs in the period in which they are incurred rather than as a portion of the inventory cost.

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations. Other significant estimates include the allocation of variable and fixed production overheads. While variable production overheads are allocated to each unit of production on the basis of actual use of production facilities, the allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the Company’s production facilities, and recognizes abnormal idle facility expenses as current period charges. Certain costs, including categories of indirect materials, indirect labor and other indirect manufacturing costs which are included in the overhead pools are estimated. The management of the Company determines its normal capacity based upon the amount of operating hours of the manufacturing machinery and equipment in a reporting period.

Property, plant and equipment

Property, plant and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to twenty (20) years.  Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of income and comprehensive income (loss).  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Land use rights

Land use rights represent the cost to obtain the rights to use certain parcels of land in the City of Yichang, Hubei Province, PRC.  Land use rights are carried at cost and amortized on a straight-line basis over the lives of the rights of fifty (50) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Purchased formulae

The Company has adopted paragraph 350-30-25-3 of the FASB Accounting Standards Codification for purchased formulae.  Under the requirements, the Company amortizes the costs of purchased formulae over their estimated useful lives of ten (10) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Customer deposits

Customer deposits primarily represent amounts received from customers for future delivery of products, all of which were fully or partially refundable depending upon the terms and conditions of the sales agreements.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b.  entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c.  trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e.  management of the Company; f.  other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives the majority of its revenue from sales contracts with customers with revenues being generated upon the shipment of goods.  Persuasive evidence of an arrangement is demonstrated via invoice, product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from trucking or rail company and title transfers when the goods arrive at their destination, based on free on board (“FOB”) destination; the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”).  The Company is subject to VAT which is levied on the all of the Company’s products at the rate of 17% on the invoiced value of sales.  Sales or Output VAT is borne by customers in addition to the invoiced value of sales and Purchase or Input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales, if any.

Shipping and handling costs

The Company accounts for shipping and handling fees in accordance with paragraphs 605-45-45-19 through 605-45-45-23 of the FASB Accounting Standards Codification.  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Advertising costs

Advertising costs are expensed as incurred.

Research and development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.  The research and development arrangements usually involve one specific research and development project for the development of a specific drug compound.  Often times, the Company makes non-refundable advances upon signing of these arrangements.  The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification (formerly Emerging Issues Task Force Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities”) for those non-refundable advances.  Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the related goods are delivered or the related services are performed.  The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered.  If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

Government grants

Receipts of government grants (i) to construct environmental protection and improvement projects and (ii) to encourage research and development and (iii) to subsidize energy conservation activities which are non-refundable are credited to unearned government grants upon receipt. The grants are used for purchases of assets, to subsidize the research and development and energy conservation expenses incurred, for compensation expenses already incurred or for good performance of the Company.

Grants applicable to the construction of the environmental protection and improvement projects are recorded as a credit to the total cost of pollution prevention projects upon completion of the pollution prevention projects.  For research and development expenses, the Company matches and offsets the government grants with the expenses of the research and development activities as specified in the grant approval document in the corresponding period when such expenses are incurred and records related government grants as credit to research and development and pollution prevention project cost accordingly.  For government grants received as compensation for expenses already incurred are recognized as income in the period they become recognizable.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income (loss) in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Foreign currency transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Chinese Yuan or Reminbi, the Company’s functional currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Foreign currency translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered.  If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss).  If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant subsidiary’s local currency to be the functional currency for its foreign subsidiary.

The financial records of the Company are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency.  Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC.  Commencing July 21, 2005, China adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies.  The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per U.S. dollar to approximately RMB 8.11 per U.S. dollar on July 21, 2005.  Since then, the PBOC administers and regulates the exchange rate of the U.S. dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its financial statements.  Management believes that the difference between RMB vs. U.S. dollar exchange rate quoted by the PBOC and RMB vs. U.S. dollar exchange rate reported by OANDA Corporation were immaterial.  Translations do not imply that the RMB amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars.  Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates for the respective periods:

	December 31, 2010	December 31, 2009	December 31, 2008

Balance sheets	6.6118	6.8372	6.8225

Statements of income and comprehensive income (loss)	6.7788	6.8409	6.9477

Net gains and losses resulting from foreign exchange transactions, if any, are included in the Company’s statements of income and comprehensive income (loss).

Comprehensive income (loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification (“Section 220-10-45”) to present comprehensive income (loss).  Section 220-10-45 establishes rules for the reporting of comprehensive income (loss) and its components.  Comprehensive income (loss), for the Company, consists of net income and foreign currency translation adjustments and is presented in the Company’s consolidated statements of income and comprehensive income (loss) and stockholders’ equity.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•
An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – RESTRICTED CASH – UNEARNED GOVERNMENT GRANT

Restricted cash – unearned government grant at December 31, 2010 and 2009 consisted of the following:

	December 31, 2010	December 31, 2009

Restricted cash – unearned government grant	$453,734	$-

	$453,734	$-

Management has estimated that the Company will complete certain environmental protection and improvement projects and earn the entire grant currently held in the restricted cash in 2011.

NOTE 4– INVENTORIES

Inventories at December 31, 2010 and 2009 consisted of the following:

	December 31, 2010	December 31, 2009

Raw materials	$319,861	$393,861

Packaging materials	182,014	229,596

Work in process	530,396	224,696

Finished goods, net	1,375,756	1,056,712

	$2,408,027	$1,904,865

Slow-moving or obsolescence markdowns

The Company regularly reviews raw materials, packaging material and finished goods to determine potential inventories slow-moving or obsolescence, when necessary, records a provision for excess or obsolete inventories based primarily on (i) its current level of inventories, (ii) historical and current sales data, (iii) estimates of future demand, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

There was no slow-moving or inventory obsolescence at December 31, 2010 or 2009.

Lower of cost or market adjustments

In addition to review of potential inventories slow-moving or obsolescence the Company compares the cost of inventory with its estimated market value, and reduces the amount of the carrying value of inventories, equal to the difference between the cost of the inventory and its estimated market value.  Major factors utilized in the determination of estimated market value include (i) current market price, (ii) estimates of future demand, and (iii) competitive pricing pressures.

The lower of cost or market adjustments amounted to $63,266 and $0 at December 31, 2010 and 2009, respectively.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, stated at cost, less accumulated depreciation at December 31, 2010 and 2009 consisted of the following:

	Estimated Useful Life (Years)	December 31, 2010	December 31, 2009

Buildings	20	$3,218,291	$2,623,429

Construction in progress		566,608	927,181

Machinery and equipment	7	1,111,755	967,915

Vehicles	5	168,268	140,445

Office equipment and electronic Instrument	5-8	100,196	97,104

		5,165,118	4,756,074

Less accumulated depreciation		(619,987)	(351,147)

		$4,545,131	$4,404,927

Depreciation expense

Depreciation expense for the year ended December 31, 2010 and 2009 was $256,869, and 226,964, respectively.

Impairment

The Company completed the annual impairment test of property, plant and equipment as of December 31, 2010 and 2009 and determined that there was no impairment as the fair value of property, plant and equipment, substantially exceeded its carrying value as of December 31, 2010 or 2009.

NOTE 6 – LAND USE RIGHTS

Land use rights, stated at cost, less accumulated amortization at December 31, 2010 and 2009, consisted of the following:

	December 31, 2010	December 31, 2009

Land use rights	$2,343,643	$2,266,381

Accumulated amortization	(281,237)	(226,638)

	$2,062,406	$2,039,743

Amortization expense

Amortization expense for the years ended December 31, 2010 and 2009 was $46,873 and $45,328, respectively.  Amortization expense for the next five (5) years is approximately $46,873 per year.

Impairment

The Company completed the annual impairment test of its land use rights as of December 31, 2010 and 2009 and determined that there was no impairment as the fair value of the land use rights, substantially exceeded their carrying value as of December 31, 2010 and 2009.

NOTE 7 – FORMULAE

Formulae, stated at cost, less accumulated amortization at December 31, 2010 and 2009, consisted of the following:

	December 31, 2010	December 31, 2009

Formulae	$1,820,835	$1,760,809

Accumulated amortization	(1,092,501)	(880,404)

	$728,334	$880,405

Amortization expense

Amortization expense for the years ended December 31, 2010 and 2009 was $182,083 and $176,080, respectively.  Amortization expense for the next five (5) years is approximately $182,083 per year.

Impairment

The Company completed the annual impairment test of its purchased formulae as of December 31, 2010 and 2009 and determined that there was no impairment as the fair value of the purchased formulae, substantially exceeded their carrying value as of December 31, 2010 or 2009.

NOTE 8 – LOANS PAYABLE

Loans payable at December 31, 2010 and 2009 consisted of the following:

	December 31, 2010	December 31, 2009

Loan payable to Bank of Communications Limited, Yichang Branch, collateralized by certain of the Company’s land use rights, with interest at 110% of the bank’s benchmark rate, per annum (5.841%), payable monthly, with principal due and paid April 15, 2010.	$-	$292,518

Loan payable to Bank of Communications Limited, Yichang Branch, collateralized by certain of the Company’s land use rights, with interest at 110% of the bank’s benchmark rate, per annum (5.841%), payable monthly, with principal due and paid April 27, 2011.	302,490	-

Loan payable to Bank of Communications Limited, Yichang Branch, with interest at 110% of the bank’s benchmark rate, per annum (5.841%), payable monthly, with principal due and paid May 25, 2010.	-	526,531

Loan payable to Bank of Communications Limited, Yichang Branch, with interest at 110% of the bank’s benchmark rate, per annum (5.841%), payable monthly, with principal due and paid June 3, 2011.	544,481	-

	$846,971	$819,049

NOTE 9 – RELATED PARTY TRANSACTIONS

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

KOH, SOCK HUA	Chairman and stockholder of the Company

LEE, TONG TAI	Chief Executive Officer and stockholder of the Company

KOH, CHEOH NGUAN	Stockholder of the Company

Advances from stockholders

Advances from stockholders at December 31, 2010 and 2009 consisted of the following:

	December 31, 2010	December 31, 2009

Advances from stockholders	$808,922	$1,706,193

	$808,922	$1,706,193

The advances from stockholders bear no interest and are due on demand.

NOTE 10 – LONG-TERM DEBT

Long-term debt at December 31, 2010 and 2009 consisted of the following:

	December 31, 2010	December 31, 2009

Long-term debt due to Yichang City Commercial Bank, collateralized by certain of the Company’s buildings and land use rights, with interest at 5.40% per annum payable monthly, with principal due November 20, 2010 and fully repaid on October 21, 2010	$-	$2,003,744

Less current maturities	-	(2,003,744)

LONG-TERM DEBT, net of current maturities	$-	$-

NOTE 11 – UNEARNED AND EARNED GOVERNMENT GRANTS

Unearned government grants at and earned government grants for the years ended December 31, 2010 and 2009 were as follows:

	Earned Government Grants for the Year Ended		Unearned Government Grants At
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Energy conservation	$44,256	$-	$-	$-

Research and development	-	-	-	-

Pollution prevention projects	-	-	453,734	-

	$44,256	$-	$453,734	$-

NOTE 12 – INCOME TAXES

HBMK is a non-operating holding company, incorporated under the laws of the Territory of the British Virgin Islands.  The Company’s PRC subsidiary, Minkang is subject to the PRC income taxes, files income tax returns under the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”) accordingly.  Substantially all of the Company’s income before income taxes and related tax expense are from PRC sources.

BVI income tax

Under the current BVI tax law, HBMK’s income, if any, is not subject to taxation.

PRC Tax

Minkang files income tax returns under the Income Tax Law of the People’s Republic of China (the “PRC Income Tax Law”), which, until January 2008, generally subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on income reported in the statutory financial statements after appropriate tax adjustments.  On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), effective January 1, 2008.  Under the New CIT Law, the corporate income tax rate applicable to all Companies, including both domestic and foreign-invested companies, will be 25%.

Income taxes in the consolidated statements of income and comprehensive income (loss)

A reconciliation of the Chinese statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended
	December 31, 2010	December 31, 2009

Chinese statutory income tax rate	25.0%	25.0%

Effective income tax rate	25.0%	25.0%

Uncertain tax positions

The Company did not take any uncertain tax positions in accordance with ASC 740 — “Income Taxes” and had no unrecognized tax liabilities or benefits at December 31, 2010 or 2009.

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

NOTE 13 – CONCENTRATIONS AND CREDIT RISK

Customer and credit concentrations

Customer concentrations for the years ended December 31, 2010 and 2009 and credit concentrations at December 31, 2010 and 2009 are as follows:

	Net Sales for the Year Ended		Accounts Receivable At
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Customer A	64.7%	51.2%	23.0%	-%

Customer B	8.7%	13.9%	10.2%	15.8%

Customer C	2.7%	3.0%	7.8%	5.6%

Customer D	1.3%	1.5%	11.2%	-%

	77.3%	69.6%	52.2%	21.4%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Product concentration

Product concentrations for the years ended December 31, 2010 and 2009 are as follows:

	December 31, 2010	December 31, 2009

Product 1	64.8%	55.5%

Product 2	22.4%	25.9%

	87.2%	81.3%

Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.  As of December 31, 2010, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, none of which are insured.  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

NOTE 14 - FOREIGN OPERATIONS

Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

Interest rate

The Company is exposed to fluctuations in interest rate due to the fact that interest rates on all of Minkang’s borrowings at December 31, 2010 were based on 110% of the banks’ benchmark rate, a 1% increase in average interest rates on the Company’s borrowings would increase future interest expense by approximately RMB56,000 (approximately $8,500) per year based on remaining balance of approximately $850,000 of loans payable at December 31, 2010.

The Company is currently not using any interest rate collars or hedges to manage or reduce interest rate risk.  As a result, any increase in interest rates on the variable rate borrowings would increase interest expense and reduce net income.

Foreign currency risk

The tight monetary policy currently instituted by the PRC government and increases in interest rate would have a material adverse effect on the Company’s results of operations and financial condition.  In particular, the Company is exposed to fluctuations in foreign currencies for transactions denominated in currencies other than RMB, the Company’s PRC subsidiary’s functional currency due to the fact the majority of the Company’s purchasing activities are transacted in foreign currencies.

The Company had no foreign currency hedges in place at December 31, 2010 to reduce such exposure.

NOTE 15 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through August 31, 2011, the date when the financial statements were issued.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Loan payable

On January 20, 2011, Minkang obtained a loan of RMB5,000,000 (approximately $756,000) from Yichang City Commercial Bank, collateralized by certain of the Company’s buildings and land use rights, with interest at 110% of the bank’s benchmark rate, per annum (5.3625%), payable monthly, with principal due January 20, 2012.

On April 8, 2011, Minkang obtained a loan of RMB5,000,000 (approximately $756,000) from Yichang City Commercial Bank, collateralized by certain of the Company’s buildings and land use rights, with interest at 110% of the bank’s benchmark rate, per annum (7.04%), payable monthly, with principal due April 8, 2012.

On April 27, 2011, Minkang repaid a loan of RMB2,000,000 (approximately $302,490) to Bank of Communications Yichang City Branch.

On May 5, 2011, Minkang obtained a loan of RMB10,000,000 (approximately $1,512,000) from Bank of Communications Yichang City Branch, collateralized by certain of Minkang’s buildings and land use rights, with interest at 110% of the bank’s benchmark rate, payable monthly, with principal due May 5, 2012.

On June 3, 2011, Minkang repaid a loan of RMB3,600,000 (approximately $544,481) to Bank of Communications Yichang City Branch.

HBMK Pharmaceutical Limited

June 30, 2011 and 2010

HBMK Pharmaceutical Limited and Subsidiary

Consolidated Balance Sheets

	June 30, 2011	December 31, 2010
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$3,563,798	$1,394,805
Restricted cash, unearned government grant	464,181	453,734
Banker's acceptance notes receivable	508,307	156,189
Accounts receivable, net	1,332,562	2,325,674
Advance on purchases	427,542	417,921
Inventories	2,876,513	2,408,027
Prepayments and other current assets	208,590	40,878

Total Current Assets	9,381,493	7,197,228

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	5,365,162	5,165,118
Accumulated depreciation	(789,143)	(619,987)

PROPERTY, PLANT AND EQUIPMENT, net	4,576,019	4,545,131

LAND USE RIGHTS
Land use rights	2,397,602	2,343,643
Accumulated amortization	(311,688)	(281,237)

LAND USE RIGHTS, net	2,085,914	2,062,406

PURCHASED FORMULAE
Purchased formulae	1,862,757	1,820,835
Accumulated amortization	(1,210,792)	(1,092,501)

PURCHASED FORMULAE, net	651,965	728,334

Total Assets	$16,695,391	$14,533,099

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$3,094,538	$846,971
Accounts payable	2,298,307	2,515,884
Customer deposits	897,102	122,078
Taxes payable	32,944	763,749
Advances from stockholders	827,546	808,922
Unearned government grant	464,181	453,734
Accrued expenses and other current liabilities	919,007	1,443,829

Total Current Liabilities	8,533,625	6,955,167

COMMITMENTS AND CONTENGENCIES

STOCKHOLDERS' EQUITY:

Common stock, $1.00 par value, 5,000,000 shares authorized, 3,620,000 shares issued and outstanding	3,620,000	3,620,000
Retained earnings	3,366,160	2,958,645
Acumulated other comprehensive income:
Foreign currency translation gain	1,175,606	999,287

Total Stockholders' Equity	8,161,766	7,577,932

Total Liabilities and Stockholders' Equity	$16,695,391	$14,533,099

See accompanying notes to the consolidated financial statements.

HBMK Pharmaceutical Limited and Subsidiary

Consolidated Statemments of Income and Comprehensive Income

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)

NET REVENUES	$5,123,785	$6,606,148

COST OF GOODS SOLD
Cost of goods sold	2,643,523	3,024,917
Inventory lower of cost or market adjustments	50,210	47,910

Total cost of goods sold	2,693,733	3,072,827

GROSS PROFIT	2,430,052	3,533,321

OPERATING EXPENSES:
Advertising expenses	6,805	12,017
Selling expenses	821,571	1,058,077
Professional fees
Research and development	11,030	14,887
Research and development - Government grants	-	-
General and administrative expenses	1,017,265	864,710

Total operating expenses	1,856,671	1,949,691

INCOME FROM OPERATIONS	573,381	1,583,630

OTHER (INCOME) EXPENSE:
Interest income	(19,878)	(2,682)
Interest expense	68,738	80,711
Other (income) expense	(4,664)	81,020

Other (income) expense, net	44,196	159,049

INCOME BEFORE TAXES	529,185	1,424,581

INCOME TAX PROVISION	121,670	376,185

NET INCOME	407,515	1,048,396

OTHER COMPREHENSIVE INCOME:
Foreign currency translation gain	176,319	23,202

COMPREHENSIVE INCOME	$583,834	$1,071,598

See accompanying notes to the consolidated financial statements.

HBMK Pharmaceutical Limited and Subsidiary

Consolidated Statement of Stockholders' Equity
For the Interim Period Ended June 30, 2011
(Unaudited)

	Common Stock, $1.00 Par Value			Accumulated Other Comprehensive Income
	Shares	Amount	Retained Earnings	Foreign Currency Translation Gain	Total Stockholders' Equity

Balance, December 31, 2009	3,620,000	$3,620,000	$754,214	$768,296	$5,142,510

Comprehensive income
Net income			2,204,431		2,204,431
Other comprehensive income:
Foreign currency translation gain				230,991	230,991

Total comprehensive income					2,435,422

Balance, December 31, 2010	3,620,000	3,620,000	2,958,645	999,287	7,577,932

Comprehensive income
Net income			407,515		407,515
Other comprehensive income:
Foreign currency translation gain				176,319	176,319

Total comprehensive income					583,834

Balance, June 30, 2011	3,620,000	$3,620,000	$3,366,160	$1,175,606	$8,161,766

See accompanying notes to the consolidated financial statements.

HBMK Pharmaceutical Limited and Subsidiary

Consolidated Statements of Cash Flows

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2011	June 30, 2010
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$407,515	$1,048,396

Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation expense	154,882	112,613
Amortization expense	117,114	111,169
Changes in operating assets and liabilities:
Banker's acceptance notes receivable	(348,522)	1,172,054
Accounts receivable	1,046,657	(72,339)
Inventories	(413,047)	(60,993)
Prepayments and other current assets	(166,771)	112,247
Accounts payable	(275,501)	396,840
Customer deposits	772,213	(265,515)
Taxes payable	(748,391)	145,503
Accrued expenses and other current liabilities	(558,064)	(730,469)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(11,915)	1,969,506

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(81,126)	(400,997)

NET CASH USED IN INVESTING ACTIVITIES	(81,126)	(400,997)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	3,094,538	-
Repayment of loans payable	(866,471)	-
Repayment of long-term debt	-	(220,310)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,228,067	(220,310)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	33,967	9,645

NET CHANGE IN CASH	2,168,993	1,357,844

Cash at beginning of period	1,394,805	1,338,815

Cash at end of period	$3,563,798	$2,696,659

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$68,738	$80,710
Income taxes paid	$333,121	$374,662

See accompanying notes to the consolidated financial statements.

HBMK Pharmaceutical Limited and Subsidiary
June 30, 2011 and 2010
Notes to the Consolidated Financial Statements
(Unaudited)

NOTE 1 – ORGANIZATION AND OPERATIONS

HBMK Pharmaceutical Limited (“HBMK” or the “Company”) was incorporated on June 29, 2010 under the laws of the Territory of the British Virgin Islands (“BVI”).  HBMK was formed by the stockholders of Sensori Holdings (S) Pte Ltd., the sole stockholder of Hubei Minkang Pharmaceutical Co., Ltd. for the sole purpose of acquiring all of the registered and contributed capital of Hubei Minkang Pharmaceutical Co., Ltd.  For the period from June 29, 2010 (inception) through October 12, 2010 (the date of recapitalization), HBMK was inactive and had no assets or liabilities.

Hubei Minkang Pharmaceutical Co., Ltd. (“Minkang”) was incorporated on December 18, 2003 under the laws of the People’s Republic of China.  Minkang engages in the development, manufacturing and distribution of pharmaceutical products.

Merger of Minkang

On October 12, 2010 HBMK acquired all of the registered and contributed capital of Minkang from Sensori Holdings (S) Pte Ltd., Minkang’s then sole stockholder in exchange for 3,620,000 shares of the HBMK’s common stock.  The number of shares issued represented 100% of the issued and outstanding common stock immediately after the consummation of the Minkang acquisition.

As a result of the ownership interests of the former stockholder of Minkang, for financial statement reporting purposes, the merger between HBMK and Minkang has been treated as a reverse acquisition with Minkang deemed the accounting acquirer and HBMK deemed the accounting acquiree under the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of Minkang (the accounting acquirer) are carried forward to HBMK (the legal acquirer and the reporting entity) at their carrying value before the acquisition.  The acquisition process utilizes the capital structure of HBMK and the assets and liabilities of Minkang which are recorded at historical cost.  The equity of the combined entity is the historical equity of Minkang retroactively restated to reflect the number of shares issued by HBMK in the transaction.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation – unaudited interim financial information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2010 and notes thereto contained in the information filed as part of the Company’s Current Report on Form 8-K, of which these consolidated financial statements are a part.

Principles of consolidation

Pursuant to Paragraph 805-50-15-6 of the FASB Accounting Standards Codification the financial statements of HBMK and Minkang are being combined as if the acquisition of Minkang had occurred as of the first date of the first period presented giving retroactive effect to the issuance of the common stock.

The consolidated financial statements include all accounts of the Company as of June 30, 2011 and for the interim period then ended; and all accounts of Minkang as of June 30, 2011 and 2010 and for the interim periods then ended.  All inter-company balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates include the fair value of financial instruments; allowance for doubtful accounts, normal production capacity, inventory valuation and obsolescence; the carrying value, recoverability and impairment of long-lived assets, including the values assigned to and the estimated useful lives of property, plant and equipment, land use rights, and purchased formulae; interest rates; revenue and government grant realized or realizable and earned; sales returns and allowances; value added tax rate, income tax rate and related tax provision; and foreign currency exchange rate.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of financial instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, restricted cash – unearned government grants, banker’s acceptance notes receivable, accounts receivable, advance on purchases, prepayments and other current assets, accounts payable, customer deposits, taxes payable, unearned government grants, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s loans payable, and long-term debt approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2011 and 2010.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however, practical to determine the fair value of advances from stockholders due to their related party nature.

Fair value of non-financial assets or liabilities measured on a recurring basis

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying value, recoverability and impairment of long-lived assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property, plant and equipment, land use rights, and purchased formulae are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities.  These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions.  Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets.  Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows.  A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income and comprehensive income (loss).

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Restricted cash, unearned government grants

The Company follows paragraph 210-10-45-4 of the FASB Accounting Standards Codification for restricted cash, unearned government grants. Restricted cash, unearned government grants represents grants received from the City of Yichang government in September 2010 to be used in the Company’s environmental protection and improvement projects.

Banker’s acceptance notes receivable

The Company accepts bankers’ acceptance notes in payment of accounts receivable with certain customers.  These notes are usually of a short term nature, approximately three to nine months in length.  They are non-interest bearing, are due on the date of maturity; are paid by the customers’ bank or credit worthy issuer upon presentation.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts.  The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

There was no allowance for doubtful accounts at June 30, 2011 or December 31, 2010.

The Company does not have any off-balance-sheet credit exposure to its customers.

Advance on purchases

Advance on purchases primarily represents amounts paid to vendors for future delivery of products ranging from three (3) months to nine (9) months, all of which are fully or partially refundable depending upon the terms and conditions of the purchase agreements.

Inventories

The Company values inventories, consisting of raw materials, packaging material and finished goods, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method for raw materials and packaging materials and the weighted average cost method for finished goods. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

The Company follows paragraph 330-10-30-3 of the FASB Accounting Standards Codification for the allocation of production costs and charges to inventories.  The Company allocates fixed production overhead to inventories based on the normal capacity of the production facilities expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance.  Judgment is required to determine when a production level is abnormally low (that is, outside the range of expected variation in production).  Factors that might be anticipated to cause an abnormally low production level include significantly reduced demand, labor and materials shortages, and unplanned facility or equipment down time.  The actual level of production may be used if it approximates normal capacity.  In periods of abnormally high production, the amount of fixed overhead allocated to each unit of production is decreased so that inventories are not measured above cost.  The amount of fixed overhead allocated to each unit of production is not increased as a consequence of abnormally low production or idle plant and  unallocated overheads of underutilized or idle capacity of the production facilities are recognized as period costs in the period in which they are incurred rather than as a portion of the inventory cost.

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations. Other significant estimates include the allocation of variable and fixed production overheads. While variable production overheads are allocated to each unit of production on the basis of actual use of production facilities, the allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the Company’s production facilities, and recognizes abnormal idle facility expenses as current period charges. Certain costs, including categories of indirect materials, indirect labor and other indirect manufacturing costs which are included in the overhead pools are estimated. The management of the Company determines its normal capacity based upon the amount of operating hours of the manufacturing machinery and equipment in a reporting period.

Property, plant and equipment

Property, plant and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to twenty (20) years.  Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of income and comprehensive income (loss).  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Land use rights

Land use rights represent the cost to obtain the rights to use certain parcels of land in the City of Yichang, Hubei Province, PRC.  Land use rights are carried at cost and amortized on a straight-line basis over the lives of the rights of fifty (50) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Purchased formulae

The Company has adopted paragraph 350-30-25-3 of the FASB Accounting Standards Codification for purchased formulae.  Under the requirements, the Company amortizes the costs of purchased formulae over their estimated useful lives of ten (10) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Customer deposits

Customer deposits primarily represent amounts received from customers for future delivery of products, all of which were fully or partially refundable depending upon the terms and conditions of the sales agreements.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b.  entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c.  trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e.  management of the Company; f.  other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.  other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives the majority of its revenue from sales contracts with customers with revenues being generated upon the shipment of goods.  Persuasive evidence of an arrangement is demonstrated via invoice, product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from trucking or rail company and title transfers when the goods arrive at their destination, based on free on board (“FOB”) destination; the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”).  The Company is subject to VAT which is levied on all of the Company’s products at the rate of 17% on the invoiced value of sales.  Sales or Output VAT is borne by customers in addition to the invoiced value of sales and Purchase or Input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales, if any.

Shipping and handling costs

The Company accounts for shipping and handling fees in accordance with paragraphs 605-45-45-19 through 605-45-45-23 of the FASB Accounting Standards Codification.  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Advertising costs

Advertising costs are expensed as incurred.

Research and development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions.  The research and development arrangements usually involve one specific research and development project for the development of a specific drug compound.  Often times, the Company makes non-refundable advances upon signing of these arrangements.  The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification (formerly Emerging Issues Task Force Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities”) for those non-refundable advances.  Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the related goods are delivered or the related services are performed.  The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered.  If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

Government grants

Receipts of government grants (i) to construct environmental protection and improvement projects and (ii) to encourage research and development and (iii) to subsidize energy conservation activities which are non-refundable are credited to unearned government grants upon receipt. The grants are used for purchases of assets, to subsidize the research and development and energy conservation expenses incurred, for compensation expenses already incurred or for good performance of the Company.

Grants applicable to the construction of the environmental protection and improvement projects are recorded as a credit to the total cost of pollution prevention projects upon completion of the pollution prevention projects.  For research and development expenses, the Company matches and offsets the government grants with the expenses of the research and development activities as specified in the grant approval document in the corresponding period when such expenses are incurred and records related government grants as credit to research and development and pollution prevention project cost accordingly.  For government grants received as compensation for expenses already incurred are recognized as income in the period they become recognizable.

Income taxes

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income (loss) in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Foreign currency transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Chinese Yuan or Reminbi, the Company’s functional currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Foreign currency translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered.  If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss).  If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant subsidiary’s local currency to be the functional currency for its foreign subsidiary.

The financial records of the Company are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency.  Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC.  Commencing July 21, 2005, China adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies.  The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per U.S. dollar to approximately RMB 8.11 per U.S. dollar on July 21, 2005.  Since then, the PBOC administers and regulates the exchange rate of the U.S. dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its financial statements.  Management believes that the difference between RMB vs. U.S. dollar exchange rate quoted by the PBOC and RMB vs. U.S. dollar exchange rate reported by OANDA Corporation were immaterial.  Translations do not imply that the RMB amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars.  Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates for the respective periods:

	June 30, 2011	December 31, 2010	June 30, 2010	December 31, 2009

Balance sheets	6.4630	6.6118	6.8086	6.8372

Statements of income and comprehensive income	6.4924	6.7788	6.8374	6.8409

Net gains and losses resulting from foreign exchange transactions, if any, are included in the Company’s statements of income and comprehensive income (loss).

Comprehensive income (loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification (“Section 220-10-45”) to present comprehensive income (loss).  Section 220-10-45 establishes rules for the reporting of comprehensive income (loss) and its components.  Comprehensive income (loss), for the Company, consists of net income and foreign currency translation adjustments and is presented in the Company’s consolidated statements of income and comprehensive income (loss) and stockholders’ equity.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”).  This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•
An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•	In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•	Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for public entity during interim and annual periods beginning after December 15, 2011.

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “ Comprehensive Income (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all nonowner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – RESTRICTED CASH – UNEARNED GOVERNMENT GRANT

Restricted cash – unearned government grant at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Restricted cash – unearned government grant	$464,181	$453,734

	$464,181	$453,734

Management has estimated that the Company will complete certain environmental protection and improvement projects and earn the entire grant currently held in the restricted cash in 2011.

NOTE 4– INVENTORIES

Inventories at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Raw materials	$473,428	$319,861

Packaging materials	176,192	182,014

Work in process	658,708	530,396

Finished goods	1,568,185	1,375,756

	$2,876,513	$2,408,027

Slow-moving or obsolescence markdowns

The Company regularly reviews raw materials, packaging material and finished goods to determine potential inventories slow-moving or obsolescence, when necessary, records a provision for excess or obsolete inventories based primarily on (i) its current level of inventories, (ii) historical and current sales data, (iii) estimates of future demand, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

There were no slow-moving or inventory obsolescence adjustments for the interim period ended June 30, 2011 or 2010.

Lower of cost or market adjustments

In addition to review of potential inventories slow-moving or obsolescence the Company compares the cost of inventory with its estimated market value, and reduces the amount of the carrying value of inventories, equal to the difference between the cost of the inventory and its estimated market value.  Major factors utilized in the determination of estimated market value include (i) current market price, (ii) estimates of future demand, and (iii) competitive pricing pressures.

There were no lower of cost or market adjustments for the interim period ended June 30, 2011 or 2010.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, stated at cost, less accumulated depreciation at June 30, 2011 and December 31, 2010 consisted of the following:

	Estimated Useful Life (Years)	June 30, 2011	December 31, 2010

Buildings	20	$3,418,394	$3,218,291

Construction in progress		346,414	566,608

Machinery and equipment	7	1,321,209	1,111,755

Vehicles	5	172,142	168,268

Office equipment and electronic Instrument	5-8	107,003	100,196

		5,365,162	5,165,118

Less accumulated depreciation		(789,143)	(619,987)

		$4,576,019	$4,545,131

Depreciation  expense

Depreciation expense for the interim periods ended June 30, 2011 and 2010 was $154,822 and $112,613, respectively.

NOTE 6 – LAND USE RIGHTS

Land use rights, stated at cost, less accumulated amortization at June 30, 2011 and December 31, 2010, consisted of the following:

	June 30, 2011	December 31, 2010

Land use rights	$2,397,602	$2,343,643

Accumulated amortization	(311,688)	(281,237)

	$2,085,914	$2,062,406

Amortization expense

Amortization expense for the interim period ended June 30, 2011 and 2010 was $23,976 and $22,759, respectively.

NOTE 7 – PURCHASED FORMULAE

Purchased formulae, stated at cost, less accumulated amortization at June 30, 2011 and December 31, 2010, consisted of the following:

	June 30, 2011	December 31, 2010

Purchased formulae	$1,862,757	$1,820,835

Accumulated amortization	(1,210,792)	(1,092,501)

	$651,965	$728,334

Amortization expense

Amortization expense for the interim period ended June 30, 2011 and 2010 was $93,138 and $88,410, respectively.

NOTE 8 – LOANS PAYABLE

Loans payable at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Loan payable of RMB2,000,000 from Bank of Communications Limited, Yichang Branch, collateralized by certain of the Company’s buildings and land use rights, with interest at 110% of the bank’s benchmark rate, per annum (5.841%), payable monthly, with principal due and paid April 22, 2011.	$-	$302,490

Loan payable of RMB3,600,000 from Bank of Communications Limited, Yichang Branch, collateralized by certain of the Company’s buildings and land use rights, with interest at 110% of the bank’s benchmark rate, per annum (5.841%), payable monthly, with principal paid June 25, 2011.	-	544,481

Loan payable of RMB10,000,000 from Bank of Communications Yichang City Branch, collateralized by certain of Minkang’s buildings and land use rights, with interest at 110% of the bank’s benchmark rate, payable monthly, with principal due May 5, 2012.	1,547,269	-

Loan payable of RMB5,000,000 to Yichang City Commercial Bank, collateralized by certain of the Company’s buildings and land use rights, with interest at 110% of the bank’s benchmark payable monthly, with principal due January 20, 2012.	773,635	-

Loan payable of RMB5,000,000 to Yichang City Commercial Bank, collateralized by certain of the Company’s buildings and land use rights, with interest at 110% of the bank’s benchmark payable monthly, with principal due April 7, 2012.	773,634	-

	$3,094,538	$846,971

NOTE 9 – RELATED PARTY TRANSACTIONS

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

KOH, SOCK HUA	Chairman and stockholder of the Company

LEE, TONG TAI	Chief Executive Officer and stockholder of the Company

KOH, CHEOH NGUAN	Stockholder of the Company

Advances from stockholders

Advances from stockholders at June 30, 2011 and December 31, 2010 consisted of the following:

	June 30, 2011	December 31, 2010

Advances from stockholders	$827,546	$808,922

	$827,546	$808,922

The advances from stockholders are non-interest bearing and due on demand.

NOTE 10 – UNEARNED AND EARNED GOVERNMENT GRANTS

Unearned government grants at June 30, 2011 and December 31, 2010 and earned government grants for the interim period ended June 30, 2011 and 2010 were as follows:

	Earned Government Grants for the Interim Period Ended		Unearned Government Grants at
	June 30, 2011	June 30, 2010	June 30, 2011	December 31, 2010

Pollution prevention projects	$-	$-	$464,181	$453,734

	$-	$-	$464,181	$453,734

NOTE 11 – CONCENTRATIONS AND CREDIT RISK

Customer and credit concentrations

Customer concentrations for the interim period ended June 30, 2011 and 2010 and credit concentrations at June 30, 2011 and December 31, 2010 are as follows:

	Net Sales for the Interim Period Ended		Accounts Receivable at
	June 30, 2011	June 30, 2010	June 30, 2011	December 31, 2010

Customer #0999	61.1%	64.1%	-%	23.0%

Customer #0579	8.8%	9.0%	9.7%	10.2%

Customer #1162	3.4%	2.2%	8.4%	7.8%

Customer #1204	2.5%	2.7%	6.5%	11.2%

	75.8%	78.0%	24.6%	52.2%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Product concentration

Product concentrations for the interim periods ended June 30, 2011 and 2010 are as follows:

	June 30, 2011	June 31, 2010

Product # 1	60.8%	64.1%

Product # 2	18.5%	17.2%

	79.3%	81.3%

Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.

As of June 30, 2011, substantially all of the Company’s cash was held by major financial institutions located in the PRC, none of which are insured.  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

NOTE 12 - FOREIGN OPERATIONS

Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

Interest rate

The tight monetary policy currently instituted by the PRC government and increases in interest rate would have a material adverse effect on the Company’s results of operations and financial condition.  In particular, the Company is exposed to fluctuations in interest rates due to the fact that interest rates on all of Minkang’s borrowings were based on 110% of the banks’ benchmark rate, a 1% increase in average interest rates on the Company’s borrowings would increase future interest expense by approximately RMB200,000 (approximately $31,000) per year based on the outstanding balances of RMB20 million (approximately $3.1 million) of loans payable at June 30, 2011.

The Company is currently not using any interest rate collars or hedges to manage or reduce interest rate risk.  As a result, any increase in interest rates on the variable rate borrowings would increase interest expense and reduce net income.

Foreign currency risk

The Company is exposed to fluctuations in foreign currencies for transactions denominated in currencies other than RMB, the Company’s PRC subsidiary’s functional currency.

The Company had no foreign currency hedges in place at June 30, 2011 to reduce such exposure.

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On July 8, 2011 Hubei Minkang Pharmaceutical Ltd. (“Hubei Minkang”) entered into a share exchange agreement (the “Share Exchange Agreement”) which was consummated on September 21, 2011 (the “Share Exchange”) with the HBMK Pharmaceutical Limited stockholders, who owned 100% of then issued and outstanding capital stock of HBMK.  In connection with the acquisition, Hubei Minkang Pharmaceutical Ltd. acquired all of the issued and outstanding shares of capital stock of HBMK from the HBMK shareholders in exchange for 33,500,000 shares of Hubei Minkang common stock.

HUBEI MINKANG PHARMACEUTICAL LTD.
AND
HBMK PHARMACEUTICAL LIMITED

AS OF AND FOR THE FISCAL YEAR ENDED MARCH 31, 2011

AND

AS OF AND FOR THE INTERIM PERIOD ENDED JUNE 30, 2011

INDEX TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

Contents	Page(s)

Pro Forma Combined Financial Statements	43

Pro Forma Combined Balance Sheet at June 30, 2011	44

Pro Forma Combined Statement of Operations for the Fiscal Year Ended March 31, 2011	45

Pro Forma Combined Statement of Operations for the Interim Period Ended June 30, 2011	46

Notes to the Pro Forma Combined Financial Statements	47

HUBEI MINKANG PHARMACEUTICAL LTD.
AND
HBMK PHARMACEUTICAL LIMITED

AS OF AND FOR THE FISCAL YEAR ENDED MARCH 31, 2011

AND

AS OF AND FOR THE INTERIM PERIOD ENDED JUNE 30, 2011

INDEX TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

The following pro forma combined balance sheet as of March 31, 2011 and the pro forma combined statement of operations for the fiscal year then ended are based on the historical financial statements of Hubei Minkang Pharmaceutical Ltd. (“Hubei Minkang”) and HBMK Pharmaceutical Limited (“HBMK”) after giving effect to Hubei Minkang’s acquisition of HBMK using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the pro forma combined financial statements as if such acquisition had occurred as of March 31, 2011 for the balance sheet, and April 1, 2010 for statements of operations for pro forma financial statements purposes.

On July 8, 2011 Hubei Minkang entered into a share exchange agreement (the “Share Exchange Agreement”), which was consummated on September 21, 2011 (the “Share Exchange”) with the HBMK stockholders, who owned 100% of then issued and outstanding capital stock of HBMK.  In connection with the acquisition, Hubei Minkang Pharmaceutical Ltd. acquired all of the issued and outstanding shares of capital stock of HBMK from the HBMK shareholders in exchange for 33,500,000 shares of Hubei Minkang common stock.  The number of shares issued represented approximately 80.5% of the issued and outstanding common stock immediately after the consummation of the Share Exchange.  As a result of the ownership interests of the former shareholders of HBMK, for financial statement reporting purposes, the merger between Hubei Minkang and HBMK has been treated as a reverse acquisition with HBMK deemed the accounting acquirer and Hubei Minkang deemed the accounting acquiree under the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of HBMK (the accounting acquirer) are carried forward to Hubei Minkang (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilizes the capital structure of Hubei Minkang and the assets and liabilities of HBMK which are recorded at historical cost.  The equity of the combined entity is the historical equity of HBMK retroactively restated to reflect the number of shares issued by Hubei Minkang in the transaction.

The pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined consolidated financial position or results of operations in future periods or the results that actually would have been realized had Hubei Minkang Pharmaceutical Ltd. and HBMK been a combined company during the specified periods.  The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable.  The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Hubei Minkang Pharmaceutical Ltd.’s historical financial statements included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2011 as filed with United States Securities and Exchange Commission (the “SEC”) on July 12, 2011, its Amended Quarterly Report (Admentment #1) on Form 10-Q/A for the three months ended June 30, 2011 as filed with the SEC on August 29, 2011 and HBMK’s historical financial statements included elsewhere as Exhibits 99.1 and 99.2 in this Current Report on Form 8-K for the year ended December 31, 2010 and for the six months ended June 30, 2011 as filed with  the SEC herewith.

HUBEI MINKANG PHARMACEUTICAL LTD. AND HBMK PHARMACEUTICAL LIMITED
PRO FORMA COMBINED BALANCE SHEET
June 30, 2011
(Unaudited)

	Historical			Pro Forma
	Hubei Minkang Pharmaceutical Ltd.	HBMK Pharmaceutical Limited		Adjustments	Combined

ASSETS
CURRENT ASSETS:
Cash	$558	$3,563,798		$-	$3,564,356
Restricted cash, unearned government grant	-	464,181		-	464,181
Banker's acceptance notes receivable	-	508,307		-	508,307
Accounts receivable, net	-	1,332,562		-	1,332,562
Advance on purchases	-	427,542		-	427,542
Inventories	-	2,876,513		-	2,876,513
Prepayments and other current assets	-	208,590		-	208,590

Total Current Assets	558	9,381,493		-	9,382,051

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	-	5,365,162		-	5,365,162
Accumulated depreciation	-	(789,143)		-	(789,143)

PROPERTY, PLANT AND EQUIPMENT, net	-	4,576,019		-	4,576,019

LAND USE RIGHTS
Land use rights	-	2,397,602		-	2,397,602
Accumulated amortization	-	(311,688)		-	(311,688)

LAND USE RIGHTS, net	-	2,085,914		-	2,085,914

PURCHASED FORMULAE
Purchased formulae	-	1,862,757		-	1,862,757
Accumulated amortization	-	(1,210,792)		-	(1,210,792)

PURCHASED FORMULAE, net	-	651,965		-	651,965

Total Assets	$558	$16,695,391		$-	$16,695,949

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Loans payable	$-	$3,094,538		$-	$3,094,538
Accounts payable	138,031	2,298,307		-	2,436,338
Customer deposits	-	897,102		-	897,102
Taxes payable	-	32,944		-	32,944
Advances from stockholders	-	827,546		-	827,546
Unearned government grant	-	464,181		-	464,181
Accrued expenses and other current liabilities	-	919,007		-	919,007

Total Current Liabilities	138,031	8,533,625		-	8,671,656

COMMITMENTS AND CONTENGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
Proferred stock, $0.001 par value, 10,000,000 shares authorized, none issued or outstanding	-	-		-	-
Common stock, $0.001 par value, 168,750,000 shares authorized, 9,547,169 shares issued and outstanding 43,047,169 shares issued and outstanding - Pro Forma	9,547	3,620,000	(a)©	(3,586,500)	43,047
Additional paid-in capital	2,930,713	-	(a)(b)©	508,767	3,439,480
Retained earnings	(3,077,733)	3,366,160	(b)	3,077,733	3,366,160
Other comprehensive income
Foreign currency translation gain	-	1,175,606		-	1,175,606

Total Stockholders' Equity (Deficit)	(137,473)	8,161,766		-	8,024,293

Total Liabilities and Stockholders' Equity (Deficit)	$558	$16,695,391		$-	$16,695,949

(a)	To reflect the issuance of 33,500,000 shares of Hubei Minkang’s common stock for the acquisition of all of the issued and outstanding capital stock of HBMK.
(b)	To reclassify Hubei Minkang’s accumulated deficit as additional paid-in capital in connection with the recapitalization of HBMK.
©	To reclassify HBMK’s common stock as additional paid-in capital in connection with the recapitalization of HBMK.

See accompanying notes to pro forma combined financial statements.

HUBEI MINKANG PHARMACEUTICAL LTD. AND HBMK PHARMACEUTICAL LIMITED
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 31, 2011
(Unaudited)

	Historical					Pro Forma
	Hubei Minkang Pharmaceutical Ltd.	HBMK Pharmaceutical Limited	HBMK Pharmaceutical Limited	HBMK Pharmaceutical Limited	HBMK Pharmaceutical Limited
	For the 12 Months	For the Three Months	For the 12 Months	For the Three Months	For the 12 Months
	Ended	Ended	Ended	Ended	Ended
	March 31, 2011	March 31, 2011	December 31, 2010	March 31, 2010	March 31, 2011	Adjustment	Combined

NET REVENUES	$-	$2,818,413	$15,010,863	$3,168,865	$14,660,411	$-	$14,660,411

COST OF GOODS SOLD
Cost of goods sold	-	1,537,929	6,803,474	1,626,409	6,714,994	-	6,714,994
Inventory lower of cost or market adjustments	-	-	63,266	-	63,266	-	63,266

Total cost of goods sold	-	1,537,929	6,866,740	1,626,409	6,778,260	-	6,778,260

GROSS PROFIT	-	1,280,484	8,144,123	1,542,456	7,882,151	-	7,882,151

OPERATING EXPENSES:
Advertising expenses	-	6,099	17,484	3,808	19,775		19,775
Selling expenses	-	416,833	2,583,098	641,802	2,358,129	-	2,358,129
Research and development	-	6,422	127,389	5,757	128,054	-	128,054
General and administrative expenses	67,132	482,075	1,935,468	457,039	1,960,504	-	2,027,636
Impairment of oil and gas properties	647,450	-	-	-	-		647,450

Total operating expenses	714,582	911,429	4,663,439	1,108,406	4,466,462	-	5,181,044

INCOME (LOSS) FROM OPERATIONS	(714,582)	369,055	3,480,684	434,050	3,415,689	-	2,701,107

OTHER (INCOME) EXPENSE:
Government grants - energy conservation	-	-	(44,256)	-	(44,256)	-	(44,256)
Interest income	-	(2,429)	(13,934)	(1,150)	(15,213)	-	(15,213)
Interest expense	54,234	21,756	141,597	41,071	122,282	-	176,516
Other (income) expense	-	(9,569)	77,502	2,050	65,883	-	65,883

Other (income) expense, net	54,234	9,758	160,909	41,971	128,696	-	182,930

INCOME BEFORE TAXES	(768,816)	359,297	3,319,775	392,079	3,286,993	-	2,518,177

INCOME TAX PROVISION	-	89,825	1,115,344	98,020	1,107,149	-	1,107,149

NET INCOME (LOSS)	(768,816)	269,472	2,204,431	294,059	2,179,844	-	1,411,028

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	-	60,555	230,991	(1,598)	293,144	-	293,144

COMPREHENSIVE INCOME	$(768,816)	$330,027	$2,435,422	$292,461	$2,472,988	$-	$1,704,172

NET INCOME (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:	(0.10)					$-	$0.04

Weighted average common shares outstanding - basic and diluted (a)	7,650,224				(a)	33,500,000	41,150,224

(a)	To reflect the issuance of 33,500,000 shares of Hubei Minkang’s common stock for the acquisition of all of the issued and outstanding capital stock of HBMK.

See accompanying notes to pro forma combined financial statements.

HUBEI MINKANG PHARMACEUTICAL LTD. AND HBMK PHARMACEUTICAL LIMITED
PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2011
(Unaudited)

	Historical					Pro Forma
	Hubei Minkang Pharmaceutical Ltd.	HBMK Pharmaceutical Limited	HBMK Pharmaceutical Limited	HBMK Pharmaceutical Limited
	For the Three Months	For the Six Months	For the Three Months	For the Three Months
	Ended	Ended	Ended	Ended
	June 30, 2011	June 30, 2011	March 31, 2011	June 30, 2011		Adjustment	Combined

NET REVENUES	$-	$5,123,785	$2,818,413	$2,305,372		$-	$2,305,372

COST OF GOODS SOLD
Cost of goods sold	-	2,643,523	1,537,929	1,105,594		-	1,105,594
Inventory lower of cost or market adjustments	-	50,210	-	50,210		-	50,210

Total cost of goods sold	-	2,693,733	1,537,929	1,155,804		-	1,155,804

GROSS PROFIT	-	2,430,052	1,280,484	1,149,568		-	1,149,568

OPERATING EXPENSES:
Advertising expenses	-	6,805	6,099	706			706
Selling expenses	-	821,571	416,833	404,738		-	404,738
Research and development	-	11,030	6,422	4,608		-	4,608
Research and development - Government grants	-	907	-	907			907
General and administrative expenses	64,202	1,016,358	482,075	534,283		-	598,485

Total operating expenses	64,202	1,856,671	911,429	945,242		-	1,009,444

INCOME (LOSS) FROM OPERATIONS	(64,202)	573,381	369,055	204,326		-	140,124

OTHER (INCOME) EXPENSE:
Interest income	-	(19,878)	(2,429)	(17,449)		-	(17,449)
Interest expense	4,467	68,738	21,756	46,982		-	51,449
Other (income) expense	-	(4,664)	(9,569)	4,905		-	4,905

Other (income) expense, net	4,467	44,196	9,758	34,438		-	38,905

INCOME BEFORE TAXES	(68,669)	529,185	359,297	169,888		-	101,219

INCOME TAX PROVISION	-	121,670	89,825	31,845		-	31,845

NET INCOME (LOSS)	(68,669)	407,515	269,472	138,043		-	69,374

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	-	176,319	60,555	115,764		-	115,764

COMPREHENSIVE INCOME	$(68,669)	$583,834	$330,027	$253,807		$-	$185,138

NET INCOME (LOSS) PER COMMON SHARE
- BASIC AND DILUTED:	(0.01)					$-	$0.00

Weighted average common shares outstanding - basic and diluted (a)	8,594,117				(a)	33,500,000	42,094,117

(a)	To reflect the issuance of 33,500,000 shares of Hubei Minkang’s common stock for the acquisition of all of the issued and outstanding capital stock of HBMK.

See accompanying notes to pro forma combined financial statements.

HUBEI MINKANG PHARMACEUTICAL LTD.
AND
HBMK PHARMACEUTICAL LIMITED

AS OF AND FOR THE FISCAL YEAR ENDED MARCH 31, 2011

AND

AS OF AND FOR THE INTERIM PERIOD ENDED JUNE 30, 2011

INDEX TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - Basis of Pro Forma Presentation

On July 8, 2011 Hubei Minkang Pharmaceutical Ltd. entered into a share exchange agreement (the “Share Exchange Agreement”) with HBMK Pharmaceutical Limited (“HBMK”), a BVI corporation, and all of the shareholders of HBMK (the “Vendors”) and consummated on September 21, 2011 a share exchange (the “Share Exchange”) with the HBMK stockholders, who owned 100% of then issued and outstanding capital stock of HBMK.  Pursuant to the terms of the share exchange agreement, Hubei Minkang Pharmaceutical Ltd. acquired all of the issued and outstanding shares of capital stock of HBMK from the Vendors in exchange for 33,500,000 shares of Hubei Minkang common stock to the Vendors on a pro rata basis in accordance with each Vendor’s percentage ownership in HBMK, subject to the satisfaction or waiver of certain conditions precedent as set out in the share exchange agreement.  The number of shares issued represented approximately 80.5% of the issued and outstanding common stock immediately after the consummation of the Share Exchange.  As a result of the ownership interests of the former shareholders of HBMK, for financial statement reporting purposes, the merger between Hubei Minkang and HBMK has been treated as a reverse acquisition with HBMK deemed the accounting acquirer and Hubei Minkang deemed the accounting acquiree under the purchase method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of HBMK (the accounting acquirer) are carried forward to Hubei Minkang (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilizes the capital structure of Hubei Minkang and the assets and liabilities of HBMK which are recorded at historical cost.  The equity of the combined entity is the historical equity of HBMK retroactively restated to reflect the number of shares issued by Hubei Minkang in the transaction.

The pro forma combined balance sheet as of March 31, 2011 and the pro forma combined statements of operations for the fiscal year then ended are based on the historical financial statements of Hubei Minkang Pharmaceutical Ltd. and HBMK after giving effect to Hubei Minkang’s acquisition of HBMK using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the pro forma combined financial statements as if such acquisition had occurred as of March 31, 2011 for the balance sheet, and April 1, 2010 for the statements of operations for pro forma financial statements purposes.  The pro forma combined financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on March 31, 2011, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date, respectively.

These pro forma combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Hubei Minkang Pharmaceutical Ltd. and HBMK since such amounts, if any, are not presently determinable.

NOTE 2 - Pro Forma Adjustments

The accompanying pro forma combined financial statements have been prepared as if the acquisition was completed on March 31, 2011 for balance sheet purposes and on April 1, 2010 for statements of operations purposes and reflects the following pro forma adjustments:

a)	To reflect the issuance of 33,500,000 shares of Hubei Minkang’s common stock for the acquisition of all of the issued and outstanding capital stock of HBMK.

Common stock: $0.001 par value	(33,500)

Additional paid-in capital	33,500

b)	To reclassify Hubei Minkang’s accumulated deficit as additional paid-in capital in connection with the recapitalization of HBMK.

Additional paid-in capital	3,077,733

Accumulated deficit	(3,077,733)

c)	To reclassify HBMK’s common stock as additional paid-in capital in connection with the recapitalization of HBMK.

Additional paid-in capital	(3,620,000)

Common stock: $0.001 par value	3,620,000